Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions.	Exhibit 10.3

Amended and Restated

License Agreement

St Vincent’s Hospital Sydney Limited

ABN 77 054 038 872

and

AVEO Pharmaceuticals, Inc.

Anti MIC-1 antibody for treatment of
cachexia, etc.

Amended and Restated as of August 13, 2015

CONTENTS

CLAUSE		PAGE
19.1	Governing law	53

19.2	Liability for expenses	53

19.3	Relationship of the parties	53

19.4	Giving effect to this Agreement	53

19.5	Variation of rights	53

19.6	Operation of this Agreement	53

19.7	Counterparts	54

SCHEDULE 1	55
Licensed Patent Rights	55
SCHEDULE 2	56
Milestones and Milestone Fees	56
SCHEDULE 3	57
St Vincent’s Research Tools	57
SCHEDULE 4	58
Key Patent Rights	58
SCHEDULE 5	59
Patenting Costs for Division of European Patent Application No. 05729508.1	59
SCHEDULE 6	60
Sub-license Provisions	60
SCHEDULE 7	62
Press Release	62
ANNEXURE 1	63
Form of Quarterly Development Report	63

THIS AMENDED AND RESTATED LICENSE AGREEMENT, is made on August 13, 2015 (the “Amendment Effective Date”),

BETWEEN:

(1)	St Vincent’s Hospital Sydney Limited ABN 77 054 038 872 whose registered office is at 390 Victoria Street, Darlinghurst NSW 2010 Australia (“St Vincent’s”); and
(2)	AVEO Pharmaceuticals, Inc., a company incorporated under the laws of the State of Delaware, USA, whose registered office is at One Broadway, 14th Floor, Cambridge MA 02142 USA (“AVEO”).

This Agreement amends and restates the License Agreement, dated July 2, 2012 (the “Effective Date”), by and between St. Vincent’s and AVEO.

RECITALS:

(A)

St Vincent’s is a hospital established and operated by the Sisters of Charity and conducts itself in accordance with the Code of Ethical Standards for Catholic Health and Aged Care Services in Australia.

(B)	St Vincent’s is the owner of the Licensed Patent Rights.
(C)

AVEO wishes to obtain an exclusive license under the Licensed Patent Rights and certain other Intellectual Property Rights of St Vincent’s to Exploit Licensed Therapeutic Products in the Therapeutic Field in the Territory.

(D)

AVEO also wishes to obtain a non-exclusive license under the Licensed Patent Rights and other Intellectual Property Rights of St Vincent’s to Exploit Licensed Diagnostic Products in the Diagnostic Field in the Territory.

(E)	St Vincent’s agrees to grant and AVEO agrees to accept such licenses on the terms and conditions of this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION
1.1	Definitions

The following definitions apply in this Agreement.

“Accountant” has the meaning given in clause 6.3(a).

“Accounting Standards” means internationally recognized accounting standards (e.g., US Generally Accepted Accounting Principles (GAAP) or International Financial Reporting Standards (IFRS) as generally and consistently applied by AVEO, its Sublicensees, or their Affiliates, as applicable.

“Affiliate”, in relation to a Person, means a Person which Controls, is Controlled by or is under common Control with that Person.

“Agreement” means this agreement, including its Schedules and its Annexure.

“Amendment Effective Date” has the same meaning as the term “Effective Date” in the Amendment Deed between St Vincent’s and AVEO dated on or about the date of this Agreement.

“Authorisation” means:

(a)	an authorisation, consent, declaration, exemption, notarisation or waiver, however it is described; and
(b)	in relation to anything that could be prohibited or restricted by Law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

including any renewal or amendment.

“AVEO Improvements” means:

(a)	all Improvements made, created, invented or conceived of solely by AVEO, its Affiliates, or their employees or agents after the Effective Date; and
(b)	all Improvements made, created, invented, or conceived of by Third Parties after the Effective Date:
(i)	the IPRs in which are assigned to or otherwise owned by AVEO or its Affiliates; or
(ii)	which AVEO or an Affiliate has or acquires a license to Exploit in the Therapeutic Field or the Diagnostic Field.

“Business Day” means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Sydney, Australia and Boston, Massachusetts, USA.

“Claim”, in relation to a Person, means any claim (including a written demand), cause of action, proceeding or suit made against the Person.

“Clinical Trial”, in relation to a product, means any experiment, study or test in which the product is administered or dispensed to, or used involving, one or more human subjects.

“Combination Product” means (a) a product that includes, in addition to a Licensed Therapeutic Product, one or more separate pharmaceutically active products which are not, or are not part of, the Licensed Therapeutic Product (and for the purposes of this definition, a pharmaceutically active product does not include something which acts as a stabilizing agent, excipient, adjuvant, delivery vehicle or the like) or (b) a product that includes, in addition to a Licensed Diagnostic Product, one or more separate diagnostic products which are not, or are not part of, the Licensed Diagnostic Product.

“Confidential Information” means:

(a)

in relation to St Vincent’s, the Licensed Know How, all St Vincent’s Research Tools, all St Vincent’s Improvements, all documents, records and reports relating to the Licensed IP, St Vincent’s Research Tools or Licensed Products provided by St Vincent’s to AVEO under this Agreement and all other information disclosed by St Vincent’s to AVEO under or in connection with this Agreement, and the existence and terms of this Agreement, but does not include information which AVEO can establish by written records:

(i)	was publicly available when it was given to AVEO;
(ii)	becomes, after being given to AVEO, publicly available, except through disclosure contrary to this Agreement;
(iii)	was in the lawful knowledge and possession of AVEO before it was disclosed to AVEO;
(iv)	was lawfully received by AVEO from another Person having the unrestricted legal right to disclose that information without requiring the maintenance of confidentiality; or
(v)	was independently developed by AVEO without use of or reference to any Confidential Information of St Vincent’s; and
(b)

in relation to AVEO, all AVEO Improvements, all documents, records and reports relating to Licensed Products provided by AVEO to St Vincent’s under this Agreement and all other information disclosed by AVEO to St Vincent’s under or in connection with this Agreement, and the existence and terms of this Agreement, but does not include information referred to in paragraph (a) (other than the existence and terms of this Agreement), or any information which St Vincent’s can establish by written records:

(i)	was publicly available when it was given to St Vincent’s;
(ii)	becomes, after being given to St Vincent’s, publicly available, except through disclosure contrary to this Agreement;
(iii)	was in the lawful knowledge and possession of St Vincent’s before it was disclosed to St Vincent’s;
(iv)	was lawfully received by St Vincent’s from another Person having the unrestricted legal right to disclose that Information without requiring the maintenance of confidentiality; or
(v)	was independently developed by St Vincent’s without use of or reference to any Confidential Information of AVEO.

“Control”, in relation to a Person, means the ownership of more than half the issued shares of the Person (not counting any share which carries no right to participate beyond a specified amount in the distribution of either profit or capital), ownership of more than half the voting rights attaching to shares in the Person, or the legal power to otherwise direct or cause the direction of the general management and policies of the Person.

“Covered by” means:

(a)

with respect to a claim of an issued patent and a particular product, process or use, that the claim would if valid (and for this purpose, validity is assumed), be infringed by the making, use, supply, sale, hire or other disposal, offer for sale, hire or other disposal or importation of such product, process or use (or product of such process) but for:

(i)	a license granted in this Agreement; or
(ii)	any legal exemption to infringement provided for clinical or preclinical use of pharmaceutical products; and
(b)

with respect to a claim of a pending patent application and a particular product, process or use, that the claim, if included in an issued patent rather than in a pending patent application, would if valid (and for this purpose, validity is assumed), be infringed by the making, use, supply, sale, hire or other disposal, offer for sale, hire or other disposal or importation of the product, process or use (or product of such process) but for:

(i)	a license granted in this Agreement; or
(ii)	any legal exemption to infringement provided for clinical or preclinical use of pharmaceutical products.

“Diagnostic Field” means:

(a)	diagnosis of diseases or conditions characterised by elevated levels of MIC-1, including cachexia, for use in conjunction with a Licensed Therapeutic Product;
(b)	stratification of patients in Clinical Trials of Licensed Therapeutic Products based on MIC-1 levels; or
(c)	determination of appropriate treatment with Licensed Therapeutic Products based on MIC-1 levels.

“Diagnostic License” means the rights and licenses granted in clause 2.2.

“Diagnostic License Commercialisation Income” means that portion of gross income received by or on behalf of AVEO or its Affiliates from any Person fairly in consideration of the Sub-licensing of the Diagnostic License, but does not include income comprising Net Sales of Licensed Diagnostic Products by or on behalf of AVEO or its Affiliates.

“Diligent Efforts”, in relation to an obligation or task of a party, means the level of effort required to carry out that obligation or task in a sustained manner consistent with the efforts a reasonable Person in the same position as the party normally devotes to its products at a similar stage of development, based on conditions then prevailing.  Diligent Efforts requires that the party:

(a)	promptly assign responsibility for the relevant obligation or task to specific employees who are held accountable for progress, and monitor such progress on an on-going basis;
(b)	set and consistently seek to achieve specific and meaningful objectives for carrying out the obligation or task; and
(c)	consistently make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

“Disclosing Party”, in relation to any information, means the party who disclosed that information to the other party.

“Dispute” has the meaning given in clause 16.1.

“Dispute Notice” has the meaning given in clause 16.2.

“Disruption” means the existence of any of the following that delays or prevents a party from performing an obligation: an act of war (whether declared or not) or terrorism, the mobilisation of armed forces, civil commotion or riot, natural disaster, industrial action or labour disturbance, currency restriction, embargo, action or inaction by a Government Agency (other than a Government Agency which is charged with, or whose role involves, the administration of any Laws relating to the Authorisation or conduct of Clinical Trials, or the evaluation, assessment or Authorisation of, or reimbursement for, therapeutic or diagnostic products, including the United States Food and Drug Administration and counterparts thereof in other countries), a failure of a supplier, public utility or common carrier or computer disruption due to the effects of a virus or other malicious code introduced other than through the acts or omissions of such party, for so long as such condition continues.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“EU5” means France, Germany, Spain, Italy and the United Kingdom.

“Exploit” means:

(a)	in relation to a product, to research, develop, make, have made, use, import, supply, sell, hire or otherwise dispose of, or offer to make, supply, sell, hire or otherwise dispose of the product;
(b)	in relation to a method, process or use, to practice or have practiced or use the method or process or use, or do any act referred to in paragraph (a) with any product of the method or process; and
(c)	to induce another Person to do any action encompassed within paragraph (a) or (b).

“First Commercial Sale”, with respect to a Licensed Product in a country, means the first commercial use or sale by AVEO, its Affiliates or any Sub-licensee of the

Licensed Product in such country to a Third Party (or manufacture for that purpose), following receipt of marketing approval to sell such Licensed Product in such country, but does not include any transfer or sale at cost or without charge for Clinical Trials, compassionate use, named patient programs, sales under a treatment IND, or any non-registrational studies.

“Force Majeure Event” means the existence of any condition beyond the reasonable control of a party that delays or prevents such party from performing an obligation, including, as applicable, any Disruption.

“Government Agency” means any federal, state or local government, government department or other governmental, semi–governmental or judicial body, including a statutory corporation.

“Improvement”, in relation to a Licensed Product or Licensed Process, means an improvement, development, enhancement or modification or new use (including for a new indication) of the Licensed Product or Licensed Process, or of methods for making or using them, which, or the Exploitation of which, is Covered by the Licensed Patent Rights.

“Infringement Claim” means a Claim against any Person for infringement or misappropriation of any Licensed IP in the Therapeutic Field.

“Insolvency Event” means, in respect of a party:

(a)	a bankruptcy administrator or other external administrator being appointed to the party;
(b)	(i)the party resolving to appoint a receiver, receiver and manager or analogous Person to the party or the party’s property; or

(ii)a receiver, receiver and manager, provisional liquidator, trustee for creditors or in bankruptcy or analogous Person is appointed to the party or the party’s property;

(c)	the holder of a security interest or any agent on its behalf appointing a receiver, receiver and manager or analogous Person, or taking possession of the party’s property;
(d)	the party failing to comply or being taken to have failed to comply with a statutory demand;
(e)	an order being made, or the party passing a resolution, for its winding up or placing of that party into liquidation or bankruptcy;
(f)	the party ceasing to carry on all or a material part of its business, being unable to pay its debts when they are due, or being or becoming otherwise insolvent;
(g)	the party entering into an assignment for the benefit of any of its creditors; or
(h)	any analogous event under the Laws of any applicable jurisdiction,

unless this takes place as part of business in the ordinary course, a solvent reconstruction, amalgamation, merger or consolidation, or in the case of any proceeding described above, unless such proceeding is stayed or dismissed within sixty (60) days after it is brought.

“Intellectual Property Rights” (or “IPR”) means intellectual property rights, whether conferred by statute, common law, or equity, in relation to inventions or Know How, including copyright, trade secrets (including rights under general law to require that Know How be kept confidential and to control its use), and Patent Rights (including the right to apply for registration of any such rights), but does not include trademark rights.

“Know How” means technical and other information which is not publicly available, including inventions, discoveries, concepts, data, formulae, sequences, sequence data, ideas, specifications, procedures for experiments and tests, results of experimentation and testing, results of research and development (including pre-clinical and clinical research and development) and information in laboratory records, case reports, data analyses and summaries.

“Law” means any law (including subordinate or delegated legislation or statutory instruments of any kind) and any judgment, order, regulation, rule, ordinance, or official directive of any Government Agency or regulatory body, including the SEC and any stock exchange.

“Licensed IP” means:

(a)	the Licensed Patent Rights; and
(b)	the Licensed Know How and the IPR of St Vincent’s in the Licensed Know How.

“Licensed Know How” means all Know How owned or controlled solely by St Vincent’s at the Effective Date which relates to the use and reduction to practice of the inventions claimed in the Licensed Patent Rights in the Therapeutic Field or the Diagnostic Field and was developed in the laboratory of Samuel N. Breit by Samuel N. Breit or by employees of St Vincent’s under his supervision and direction before 1 March 2011.

“Licensed Diagnostic Product” means a diagnostic product, kit, apparatus or substance, which, or the manufacture, importation, supply, sale, hire or other disposal or use of which, is or was at any time during the Term Covered by a Valid Claim of the Licensed Patent Rights anywhere in the Territory.

“Licensed Patent Rights” means all Patent Rights in patent application numbers:

[**]

together with any patent applications anywhere in the Territory claiming priority therefrom or sharing priority therewith and all divisions, continuations, and continuations-in-part or the like thereof, any and all granted or issued patents arising from any of such applications, any and all granted or issued reissues, re-

examinations, renewals, extensions, restorations, and supplemental protection certificates (including any form of patent term extensions), including all Patent Rights in the patents and patent applications set out in Schedule 1.

“Licensed Process” means any process, method or use which, or the use of which, is or was at any time during the Term Covered by a Valid Claim of the Licensed Patent Rights anywhere in the Territory.

“Licensed Therapeutic Product” means a therapeutic product, kit, apparatus or substance which, or the manufacture, importation, supply, sale, hire or other disposal, or use of which, is or was at any time during the Term Covered by a Valid Claim of the Licensed Patent Rights anywhere in the Territory.

“Licensed Products” means Licensed Therapeutic Products and Licensed Diagnostic Products.

“Loss” means costs and expenses incurred as a result of or associated with a Claim (including court costs, reasonable legal expenses, reasonable attorney fees and amounts paid in settlement), and damages, compensation, fines, penalties, charges and recoveries awarded or imposed by a Government Agency (including a court) with respect thereto.

“Major Market” means any of the United States, Japan, and each of the EU5.

“MIC-1” means the protein designated pCL13, and variants, fragments and derivatives of pCL13, as described in International Patent Application PCT/AU1996/000386 or the protein and allelic variants encoded by the gene designated GDF15 (growth differentiation factor 15), including the protein designated NCBI Reference Sequence (RefSeq) No. NP_004855.2 and variants, fragments and derivatives of such proteins.

“Milestone Fee” means each fee set out in Schedule 2.

“Milestone” means each milestone set out in Schedule 2.

“Net Sales”, in relation to a Licensed Product, means the net sales of the Licensed Product recorded by AVEO, its Affiliates, or any Sub-licensee of AVEO or its Affiliates (each of the foregoing, the “Seller”) to a Third Party as determined in accordance with the Seller’s Accounting Standards as consistently applied, less a deduction of [**]% for direct expenses related to the sales of the Licensed Product, distribution and warehousing expenses and uncollectible amounts on previously sold Licensed Products.  The deductions booked on an accrual basis by the Seller or its Affiliates under its Accounting Standards to calculate the recorded net sales of Licensed Products from gross sales of Licensed Products may include the following:

(a)	normal trade and cash discounts;
(b)	amounts repaid or credited by reasons of defects, rejections, recalls or returns;
(c)	rebates and chargebacks to customers and Third Parties (including Medicare, Medicaid, Managed Healthcare and similar types of rebates);

(d)	any amounts recorded in gross revenue associated with goods provided to customers for free;
(e)	amounts provided or credited to customers through coupons and other discount programs;
(f)	delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates or retroactive price reductions;
(g)	fee for service payments to customers for any non-separable services (including compensation for maintaining agreed inventory levels of Licensed Products and providing information); and
(h)	other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with the Seller’s Accounting Standards (as consistently applied).

With respect to the calculation of Net Sales:

(a)

Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party and sales between or among the Seller and its Affiliates will be disregarded for purposes of calculating Net Sales;

(b)

if a Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under the Seller’s Accounting Standards (as consistently applied) are met; and

(c)	for Net Sales of a Combination Product, the Net Sales of the Licensed Product contained in the Combination Product will be determined as follows:
(i)

If such Licensed Product is a Licensed Therapeutic Product, by multiplying the Net Sales of such Combination Product by the fraction of A/(A+B), where A is the weighted (by sales volume) average sale price in that country of the Licensed Therapeutic Product in the same calendar year when sold separately and B is the weighted average sale price in that country in the same calendar year of the other pharmaceutically active product(s) sold separately.  Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of Licensed Therapeutic Product and other active ingredient components that are included in the Combination Product, then AVEO will be entitled to make a proportional adjustment to such prices in calculating the royalty-bearing Net Sales of the Combination Product.  If neither the Licensed Therapeutic Product nor the other pharmaceutically active product(s) of the Combination Product are sold separately, then the parties shall negotiate in good faith the relative value of the other pharmaceutically active product(s) contained in the Combination Product that is to be deducted from the Net Sales of the Combination Product in determining the Net Sales of the Licensed Therapeutic Product contained in the Combination Product. In this regard, each party’s agreement to the relative value must not be unreasonably withheld or delayed, and unless and until the parties reach agreement on the relative value of such other pharmaceutically active product(s), such value will be assumed to be 50% of the selling price of the Combination Product.

(ii)

If such Licensed Product is a Licensed Diagnostic Product, by multiplying the Net Sales of such Combination Product by the fraction of A/(A+B), where A is the weighted (by sales volume) average sale price in that country of the Licensed Diagnostic Product in the same calendar year when sold separately and B is the weighted average sale price in that country in the same calendar year of the other diagnostic product(s) sold separately.  If neither the Licensed Diagnostic Product nor the other diagnostic product(s) of the Combination Product are sold separately, then the parties shall negotiate in good faith the value of the other diagnostic product(s) contained in the Combination Product that is to be deducted from the Net Sales of the Combination Product in determining the Net Sales of the Licensed Diagnostic Product contained in the Combination Product, and unless and until the parties reach agreement on the value of such other diagnostic product(s), such value will be assumed to be 40% of the selling price of the Combination Product.

(iii)

If the parties do not reach agreement on the value of the other pharmaceutically active product(s) or other diagnostic product(s) contained in a Combination Product in accordance with subsection (i) or (ii), as applicable, within 30 days after the First Commercial Sale of the Combination Product in the relevant country, then a Dispute Notice shall be deemed to have been given under clause 16.2, and upon resolution of the Dispute, the parties shall make any payments necessary in order to retrospectively adjust the value within 45 days.

“Non-Licensed Product” has the meaning given in clause 3.5(a)(i).

“Patent Rights” means rights with respect to existing and future patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents of any such patents) and rights with respect to existing and future patent applications and patentable inventions, including the right to apply for registration of any such rights.

“Person” means any natural person, corporation, partnership, limited liability company or other legal entity having the capacity to contract.

“Phase I Clinical Trial” means a Clinical Trial, a purpose of which is a preliminary determination of the safety, metabolism, pharmacological effects, pharmacokinetics, mechanism of action, structure-activity relationships or side effects of a pharmaceutical product in healthy individuals or patients, as further described in 21 CFR § 312.21(a) or foreign counterpart thereto, or a similar Clinical Trial in a country other than the United States.

“Phase II Clinical Trial” means a Clinical Trial, a purpose of which is to evaluate the efficacy of a pharmaceutical product in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with the pharmaceutical product, as further described in 21 CFR § 312.21(b) or foreign counterpart thereto, or a similar Clinical Trial in a country other than the United States.

“Phase III Clinical Trial” means a Clinical Trial, a purpose of which is to obtain, after preliminary evidence suggesting effectiveness of a pharmaceutical product has been obtained, additional information about the safety and efficacy of a pharmaceutical product that is needed to evaluate the overall benefit-risk relationship of the pharmaceutical product and to provide an adequate basis for seeking regulatory approval to market such product for patients with the disease or condition under study, as further described in 21 CFR § 312.21(c) or foreign counterpart thereto, or a similar Clinical Trial in a country other than the United States.

“Quarter” means, in respect of any calendar year, the four quarters of that year, commencing on 1 January, 1 April, 1 July and 1 October of that year.

“Reduced Royalty Product” means a Licensed Product that is: (a) manufactured in a country where its manufacture is not Covered by a Valid Claim in the Licensed Patent Rights and (b) supplied, sold, hired or otherwise disposed of in a country where neither its sale, supply, hire or disposal, nor its use is Covered by a Valid Claim in the Licensed Patent Rights.

“Research Tool License” means the rights and licenses granted in clause 2.3.

“SEC” means the United States Securities and Exchange Commission.

“St Vincent’s Research Tools” means the MIC-1 antagonists, reagents and antibodies listed in Schedule 3.

“St Vincent’s Improvements” means:

(a)

all Improvements in the Therapeutic Field or the Diagnostic Field made, created, invented or conceived of solely by St Vincent’s, its Affiliates, or their employees or agents after the Effective Date; and

(b)	all Improvements in the Therapeutic Field or the Diagnostic Field made, created, invented, or conceived of by Third Parties after the Effective Date:
(i)	the Patent Rights in which are assigned to or otherwise owned by St Vincent’s or its Affiliates; or
(ii)	which St Vincent’s or an Affiliate has or acquires a license to Exploit in the Therapeutic Field or the Diagnostic Field.

“St Vincent’s Research Tool IP” means the IPR of St Vincent’s in and in relation to the St Vincent’s Research Tools.

“Sub-license” in relation to any rights or license (“licensed rights”), means: (a) grant  to a Third Party any right or license under the licensed rights to Exploit a product, process or use; (b) grant to or confer on a Third Party any option, right of first refusal or right of first negotiation to acquire any right or licence referred to in (a); or (c) enter into any agreement with a Third Party under which any right or option referred to in (a) or (b) is or may be granted.

“Sub-licensee” means: (a) Novartis International Pharmaceutical Ltd and its Affiliates: or (b) any other Person to whom AVEO has sub-licensed the Therapeutic License, Diagnostic License or Research Tool License, and Affiliates and sub-licensees of the foregoing.

“Tax” means a tax, levy, duty, charge, deduction or withholding, however it is described, that is imposed by Law or by a Government Agency, together with any related interest, penalty, fine or other charge, other than one that is imposed on net income in any jurisdiction.

“Term” means the term of this Agreement as determined under clause 15.1.

“Territory” means the world.

“Therapeutic Field” means all human therapeutic, preventative and palliative applications which benefit from inhibition or decreased expression or activity of MIC-1, including from administration of a MIC-1 antagonist or MIC-1 receptor antagonist.

“Therapeutic License” means the rights and licenses granted in clause 2.1.

“Third Party” means any Person other than the parties to this Agreement and their Affiliates.

“Valid Claim” means:

(a)	any claim in a pending patent application included within the Licensed Patent Rights that is being actively prosecuted; or
(b)	any claim in a granted or issued patent included within Licensed Patent Rights,

which, in either case, has not been withdrawn, cancelled or disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision.  If AVEO notifies St Vincent’s in writing of its desire that a claim of a pending application in a particular country in the Territory be withdrawn or abandoned, and the claim remains pending as at the later of: (i) [**] years after the Effective Date; or (ii) 10 years after the first substantive office action in relation to the claim, then the pending claim shall cease to be a Valid Claim for the purposes of this definition (but for avoidance of doubt, if and when granted or issued, the claim shall again be a Valid Claim).

1.2	Rules for interpreting this Agreement

Headings are for convenience only, and do not affect interpretation.  The following rules also apply in interpreting this Agreement, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:
(i)	legislation (including subordinate legislation or any regulation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;
(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;
(iii)	a party to this Agreement or to any other document or agreement includes a permitted assign of that party;
(iv)	a clause or Schedule is to a clause or Schedule of this Agreement; and
(v)	anything (including a right, obligation or concept) includes each part of it.
(b)	A singular word includes the plural, and vice versa.
(c)	A word which suggests one gender include the other genders.
(d)	If a word is defined, another part of speech has a corresponding meaning.
(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.
(f)

A reference to “information” is to information of any kind in any form or medium, whether formal or informal, written or unwritten, for example, computer software or programs, concepts, data, drawings, ideas, knowledge, procedures, source codes or object codes, technology or trade secrets.

(g)	The word “agreement” includes an undertaking or other binding arrangement or understanding, whether or not in writing.
(h)	A reference to “USD” or “$” is to the lawful currency of the United States of America.
(i)	The word “or” is used in the inclusive sense (i.e., “and/or”).
1.3	Business Days

If the day on or by which a party must do something under this Agreement is not a Business Day the party must do it on or by the next Business Day.

1.4	The rule about “contra proferentem”

This Agreement is not to be interpreted against the interests of a party merely because that party proposed this Agreement or some provision of it or because that party relies on a provision of this Agreement to protect itself.

2.	LICENSE GRANTS
2.1	Grant of Therapeutic License

By this Agreement St Vincent’s grants to AVEO an exclusive, royalty bearing license under the Licensed IP to:

(a)	Exploit Licensed Therapeutic Products in the Therapeutic Field;
(b)	practise and have practised Licensed Processes in the Therapeutic Field; and
(c)	use, reproduce, apply, develop, modify and enhance the Licensed Know How in the Therapeutic Field for the purpose of exercising the rights granted in clauses 2.1(a) and 2.1(b),

(i)in the Territory, subject to and in accordance with the terms and conditions of this Agreement.

2.2	Grant of Diagnostic License

By this Agreement St Vincent’s grants to AVEO a non-exclusive, royalty bearing license under the Licensed IP to:

(a)	Exploit Licensed Diagnostic Products in the Diagnostic Field;
(b)	practise and have practised Licensed Processes in the Diagnostic Field; and
(c)	use, reproduce, apply, develop, modify and enhance the Licensed Know How in the Diagnostic Field for the purpose of exercising the rights granted in clauses 2.2(a) and 2.2(b),

(ii)in the Territory, subject to and in accordance with the terms and conditions of this Agreement.

2.3	Grant of license under St Vincent’s Research Tool IP

By this Agreement St Vincent’s grants to AVEO a non-exclusive license under the St Vincent’s Research Tool IP to research and develop Licensed Therapeutic Products in the Therapeutic Field and Licensed Diagnostic Products in the Diagnostic Field in the Territory, subject to and in accordance with the terms and conditions of this Agreement.

2.4	Nature of licenses
(a)	The licenses granted in clauses 2.1, 2.2 and 2.3 are each separate and distinct licenses in each country of the Territory.
(b)

If all Licensed Patent Rights in any country in the Territory expire, lapse or are revoked during the Term, or no Licensed Patent Rights exist in the country, then subject to clause 15.1, each of the licenses granted in clauses 2.1, 2.2 and 2.3 applies and continues in full force and effect in that country for the Term as a license under the IPR in the Licensed Know How only.

2.5	Affiliates and Sub-licensing
(a)

AVEO may grant to any Affiliate a sub-license under any of the rights and licenses granted to it in clauses 2.1, 2.2 and 2.3, subject to and in accordance with the terms and conditions of this Agreement.  For clarity, no such grant to an Affiliate shall be considered a “Sub-license” hereunder.

(b)

Subject to clauses 2.5(c), 2.5(d) and 2.5(e), AVEO may grant Sub-licenses under the Therapeutic License, Diagnostic License and Research Tool License in its discretion and without the further consent of St Vincent’s.

(c)	Before granting any Sub-license under the Therapeutic License, Diagnostic License or Research Tool License, AVEO shall:
(i)	ensure that the terms of the Sub-license agreement are consistent with the terms of this Agreement;
(ii)

ensure that the Sub-license agreement contains a recital that St Vincent’s is a hospital established and operated by the Sisters of Charity and conducts itself in accordance with the Code of Ethical Standards for Catholic Health and Aged Care Services in Australia;

(iii)

ensure that the Sub-license agreement contains obligations on the Sub-licensee with respect to confidentiality and security of all Confidential Information of St Vincent’s on terms which are no less onerous than the obligations of AVEO under this Agreement; and

(iv)

ensure that either: (A) the Sub-license agreement is expressed to terminate immediately upon termination of this Agreement; or (B) the Sub-license agreement includes provisions to substantially the same effect as those in Schedule 6.

(d)

AVEO shall provide to St Vincent’s a copy of each executed Sub-license agreement within [**] days after its execution.  St Vincent’s acknowledges that such Sub-licenses may be or may contain Confidential Information of AVEO.

(e)

AVEO remains responsible to St Vincent’s for performance of AVEO’s obligations under this Agreement and nothing in any Sub-license, nor in this clause 2.5 nor clause 15.8(a), relieves AVEO of its obligations under this Agreement.

2.6	Grant back of rights to St Vincent’s
(a)	By this Agreement AVEO grants back to St Vincent’s a non-exclusive, royalty-free, perpetual, irrevocable right and license under the Licensed IP to:
(i)	make, have made and use Licensed Therapeutic Products;
(ii)	practice and have practised Licensed Processes; and

(iii)	use, reproduce, apply, develop, modify and enhance the Licensed Know How in the Territory for the purpose of exercising the rights granted back in clauses 2.6(a)(i) and 2.6(a)(ii),

in the Therapeutic Field in the Territory solely for research purposes.

(b)	Subject to clause 2.6(c), St Vincent’s may not grant Sub-licenses under the rights granted back to it in clause 2.6(a) without the consent of AVEO.
(c)

St Vincent’s may grant Sub-licenses under the rights granted back to it in clause 2.6(a) to non-commercial (not-for-profit) research collaborators in its discretion and without the further consent of AVEO.  For avoidance of doubt, research funded by for-profit entities shall not be considered non-commercial research.

3.	DEVELOPMENT AND exploitation OF LICENSED PRODUCTS
3.1	Technology Transfer
(a)	Within [**] days after the Effective Date, St Vincent’s shall deliver to AVEO a package of information comprising the Licensed Know How which is in existence as at the Effective Date.
(b)

Within [**] days after the Effective Date, AVEO shall notify St Vincent’s in writing of the items and quantities of St Vincent’s Research Tools which AVEO wishes to have delivered to AVEO.  Thereafter, from time to time during the Term AVEO may notify St Vincent’s in writing of further or additional items and quantities of St Vincent’s Research Tools which AVEO wishes to have delivered to AVEO.

(c)

Within [**] days after receipt by St Vincent’s of each request referred to in clause 3.1(b), St Vincent’s shall provide to AVEO an estimate of the reasonable costs and time for production and delivery of the requested items, for AVEO’s written approval.

(d)

Upon receiving AVEO’s written approval, St Vincent’s shall arrange the production and delivery to AVEO of a package of the agreed items and quantities of St Vincent’s Research Tools within the agreed time frame or as soon as reasonably practicable thereafter.

(e)	AVEO shall reimburse St Vincent’s within [**] days after delivery to AVEO of the package of St Vincent’s Research Tools, the reasonable costs of production and delivery.
3.2	General diligence
(a)	AVEO acknowledges that development and commercial Exploitation of Licensed Therapeutic Products under this Agreement is of the utmost importance to St Vincent’s.

(b)	Subject to clause 3.2(c), AVEO shall use Diligent Efforts (whether by itself or through an Affiliate or Sub-licensee):
(i)	to conduct research and clinical development, and to commercially launch at least one Licensed Therapeutic Product; and
(ii)	to market, promote, distribute, import, export, offer to sell and sell at least one Licensed Therapeutic Product in each of the Major Markets.
(c)

Clause 3.2(b) shall cease to apply if, and shall not apply only for so long as, there is no Valid Claim in the Licensed Patent Rights anywhere in the Territory that Covers the manufacture, importation, sale, hire or other disposal, supply, practise or use of any therapeutic product, kit, apparatus, substance or method.

3.3	Milestones
(a)

Subject to clauses 3.3(b), 3.9(a)(i), 3.9(a)(ii), 3.9(a)(iii) and 5.2(c), AVEO (whether by itself or through an Affiliate or Sub-licensee) shall meet each Milestone for a first Licensed Therapeutic Product on or before the date set out in Schedule 2 for that Milestone.

(b)

Clause 3.3(a) shall cease to apply if, and shall not apply only for so long as,there is no Valid Claim in the Licensed Patent Rights anywhere in the Territory that Covers the manufacture, importation, sale, hire or other disposal, supply, practise or use of any therapeutic product, kit, apparatus, substance or method.

3.4	No Exploitation outside the Therapeutic Field and Diagnostic Field

AVEO shall not, and AVEO shall ensure that its Affiliates and Sub-licensees do not:

(a)	Exploit Licensed Therapeutic Products outside the Therapeutic Field or market, advertise or promote Licensed Therapeutic Products for use outside the Therapeutic Field;
(b)	Exploit Licensed Diagnostic Products outside the Diagnostic Field or market, advertise or promote Licensed Diagnostic Products for use outside the Diagnostic Field;
(c)	Exploit Licensed Processes outside the Therapeutic Field and Diagnostic Field; or
(d)	Exploit St Vincent’s Research Tools outside the Therapeutic Field and Diagnostic Field.

3.5	Alternative products for cachexia, etc.
(a)	In light of its obligations to St Vincent’s in this Agreement, including the obligations in clauses 3.2 and 3.3, AVEO shall not, and AVEO shall ensure that its Affiliates and Sub-licensees do not:
(i)

develop or commercialise any product, other than a Licensed Therapeutic Product, for the treatment, prevention or prophylaxis of cachexia, decreased appetite or body weight, which binds to MIC-1 or the MIC-1 receptor and is a MIC-1 antagonist (any such product, a “Non-Licensed Product”); or

(ii)	license or induce any other Person to develop or commercialise a Non-Licensed Product,

without the prior written consent of St Vincent’s.

(b)

Clause 3.5(a) shall cease to apply if, and shall not apply only for so long as,there is no Valid Claim in the Licensed Patent Rights anywhere in the Territory that Covers the manufacture, importation, sale, hire or other disposal, supply, practise or use of any therapeutic product, kit, apparatus, substance or method.

3.6	Compliance with Laws
(a)

AVEO shall ensure that all research and development, manufacture, storage and handling of Licensed Products takes place in accordance with applicable Laws, the requirements of any Government Agency and applicable Good Clinical Practise.

(b)

AVEO shall ensure that all Licensed Products Exploited comply with any applicable Laws and requirements of any Government Agency in the countries in the Territory in which they are Exploited, and any applicable codes of Good Manufacturing Practise.

3.7	Certain restricted activities

AVEO shall not, and shall ensure that its Affiliates and Sub-licensees do not, Exploit any Licensed Product or Licensed Process for either the deliberate creation of human life by artificial means or the deliberate destruction of human life at any stage of development.

3.8	Quarterly development reports
(a)	AVEO shall prepare a report for each Quarter giving details of all material research and development activities for Licensed Products, including:
(i)	the planning and progress of all pre-clinical development (including the progress toward selection of any lead compound for a Licensed Product);
(ii)	the design, purpose, progress and results of all Clinical Trials of Licensed Products and any applications for Authorisations for the conduct of Clinical Trials of Licensed Products;

(iii)	the achievement of any Milestones and steps towards achievement of Milestones; and
(iv)	the filing of all applications for Authorisations for export or marketing of Licensed Products anywhere in the Territory, and the grant of any such Authorisations,

in the relevant Quarter, in the format shown in Annexure 1 or as otherwise agreed by St Vincent’s in writing.

(b)	AVEO shall submit each report referred to in clause 3.8(a) to St Vincent’s within [**] days after the end of the Quarter to which it relates.
3.9	Adverse events
(a)	AVEO shall notify St Vincent’s promptly in writing if:
(i)

AVEO becomes aware of a Government Agency refusing any Authorisation required to further develop or Exploit a Licensed Product in any country, or orders or requires the termination of any Clinical Trial of a Licensed Product;

(ii)	AVEO becomes aware of a Government Agency ordering or requiring any warning or withdrawal of a Licensed Product from the market in any country for any health or safety reason;
(iii)

AVEO becomes aware of a Government Agency granting a Third Party an exclusive legal right, such as an orphan drug designation in a country that precludes the Government Agency from issuing a marketing approval for a Licensed Product for at least [**] years; or

(iv)	by good faith judgment AVEO or any Sub-licensee decides:
(A)	to withdraw any Licensed Product from the market for health or safety reasons; or
(B)	that an event or condition has occurred with respect to a technical issue, including feasibility, CMC, efficacy, safety or toxicology with respect to a Licensed Product that cannot be overcome.
(b)

For avoidance of doubt, clause 3.9(a)(iv) does not require AVEO to report to St Vincent’s any adverse events occurring during the course of a Clinical Trial before the Clinical Trial has concluded or is otherwise terminated.

(c)

St Vincent’s shall notify AVEO promptly in writing, subject to any confidentiality obligation it may owe to any Third Party, if through its own research in the Therapeutic Field or Diagnostic Field St Vincent’s becomes aware of any significant health or safety concern with respect to any Licensed Product.

4.	IMPROVEMENTS
4.1	AVEO Improvements

St Vincent’s acknowledges that as between the parties, AVEO will be the sole legal and beneficial owner of all IPR in all AVEO Improvements.

4.2	St Vincent’s Improvements
(a)	AVEO acknowledges that as between the parties, St Vincent’s will be the sole legal and beneficial owner of all IPR in all St Vincent’s Improvements.
(b)

Subject to clause 4.2(e), St Vincent’s shall not grant to any Person any license under any IPR in St Vincent’s Improvements to commercially Exploit the St Vincent’s Improvement in the Therapeutic Field, or otherwise deal commercially with such IPR in the Therapeutic Field, without first notifying AVEO in writing, giving details of the relevant St Vincent’s Improvement and the relevant IPR (a “St Vincent’s Improvement Notice”).

(c)

If AVEO notifies St Vincent’s in writing within [**] days of a St Vincent’s Improvement Notice that AVEO wishes to obtain an exclusive license under the relevant IPR to Exploit the relevant St Vincent’s Improvement in the Therapeutic Field, then the parties shall negotiate in good faith, for up to 6 months from the date of the St Vincent’s Improvement Notice (the “Negotiation Period”) the terms on which St Vincent’s may grant such a license to AVEO.

(d)	If, having received a St Vincent’s Improvement Notice:
(i)

AVEO does not notify St Vincent’s in writing within [**] days after receipt of the St Vincent’s Improvement Notice that AVEO wishes to obtain an exclusive license under the relevant IPR to Exploit the St Vincent’s Improvement in the Therapeutic Field;

(ii)

AVEO notifies St Vincent’s in writing at any time to the effect that AVEO does not wish to obtain an exclusive license under the relevant IPR to Exploit the St Vincent’s Improvement in the Therapeutic Field; or

(iii)

AVEO notifies St Vincent’s in writing within [**] days after receipt of the St Vincent’s Improvement Notice that AVEO wishes to obtain an exclusive license under the relevant IPR to Exploit the St Vincent’s Improvement in the Therapeutic Field, but the parties have not entered into a binding license agreement in which such license is granted before the end of the Negotiation Period, then:

(iv)	subject to clause 4.2(d)(v), St Vincent’s may grant to any Third Party any license under the relevant IPR to Exploit the St Vincent’s

Improvement in the Therapeutic Field, or otherwise deal with such IPR, in its absolute discretion; but
(v)

St Vincent’s shall not, before the [**] of either the event referred to in paragraph (i), the notice referred to in paragraph (ii) or the expiration of the Negotiation Period, as applicable, grant to any Person a license under the relevant IPR to Exploit the St Vincent’s Improvement in the Therapeutic Field on terms more favourable to the Person than those offered to AVEO.

(e)	Nothing in this clause 4.2 prevents St Vincent’s from:
(i)	making, having made, practising, having practised or using any St Vincent’s Improvement solely for research purposes;
(ii)	using, reproducing, applying, developing, modifying or enhancing any St Vincent’s Improvement solely for research purposes; or
(iii)

licensing or otherwise permitting non-commercial (not-for-profit) research collaborators to perform the activities in paragraphs (i) and (ii) solely for research purposes, in its discretion and without the further consent of AVEO.  For avoidance of doubt, research funded by for-profit entities shall not be considered non-commercial research.

5.	LICENSE FEES AND ROYALTIES
5.1	Up-front license fees

In consideration of the licenses granted in clauses 2.1, 2.2 and 2.3, AVEO shall pay to St Vincent’s a license fee of USD700,000 in two instalments, being:

(a)	USD400,000, to be paid within 10 Business Days after the Effective Date; and
(b)	USD300,000, to be paid on or before the first anniversary of the Effective Date unless this Agreement is earlier terminated in accordance with clause 15.5(a).
5.2	Milestone Fees
(a)

In further consideration of the licenses granted in clauses 2.1, 2.2 and 2.3, if a Milestone is reached, then AVEO shall pay to St Vincent’s the corresponding Milestone Fee, in accordance with this clause 5.2.

(b)

AVEO shall provide to St Vincent’s a notice in writing of the occurrence of a Milestone within [**] days after AVEO has knowledge of its occurrence, together with payment to St Vincent’s of the relevant Milestone Fee.

(c)	In the event that any Milestone is not achieved in the timeframe set out for that Milestone in Schedule 2, then:
(i)	AVEO may pay to St Vincent’s the Milestone Fee corresponding to the relevant Milestone within [**] days after the expiry of the relevant timeframe; and

(ii)

if AVEO pays the Milestone Fee corresponding to the relevant Milestone in accordance with clause 5.2(c)(i), then St Vincent’s shall have no right to terminate this Agreement based on AVEO’s failure to meet that Milestone.

(d)

If AVEO grants a Sub-license under the Diagnostic License to a Third Party to Exploit Licensed Diagnostic Products in the United States, Europe or Japan before the occurrence of the Milestone for the relevant country set out in Part B of Schedule 2, then AVEO shall have no obligation to pay the corresponding Milestone Fee for the relevant country, it being understood and agreed that AVEO’s payment of Diagnostic License Commercialisation Income shall be in lieu of such Milestone Fees for such country.

5.3	Royalties on Licensed Therapeutic Products
(a)

In further consideration of the Therapeutic License, AVEO shall pay to St Vincent’s royalties on Net Sales of Licensed Therapeutic Products in accordance with this clause 5.3, subject to clauses 5.5 and 5.6.

(b)	While the total Net Sales of Licensed Therapeutic Products in the Territory during the then current calendar year are less than USD[**], AVEO shall pay to St Vincent’s:
(i)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are not Reduced Royalty Products; and
(ii)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are Reduced Royalty Products.
(c)	While the total Net Sales of Licensed Therapeutic Products in the Territory during the then current calendar year are greater than USD[**] but less than USD[**], AVEO shall pay to St Vincent’s:
(i)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are not Reduced Royalty Products; and
(ii)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are Reduced Royalty Products.
(d)	While the total Net Sales of Licensed Therapeutic Products in the Territory during the then current calendar year are greater than USD[**] but less than USD[**], AVEO shall pay to St Vincent’s:
(i)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are not Reduced Royalty Products; and
(ii)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are Reduced Royalty Products.
(e)	On and from the date on which total Net Sales of Licensed Therapeutic Products in the Territory during the then current calendar year exceed USD[**], AVEO shall pay to St Vincent’s:

(i)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are not Reduced Royalty Products; and
(ii)	a royalty of [**]% of Net Sales of all Licensed Therapeutic Products which are Reduced Royalty Products.

For example, if Net Sales of Licensed Therapeutic Products during a calendar year are USD[**], none of which were Net Sales of Reduced Royalty Products, then the total royalty payable under this clause 5.3 for such calendar year, subject to clauses 5.5 and 5.6, would be calculated as follows: [**].

5.4	Royalties and Diagnostic License Commercialisation Income
(a)	In further consideration of the Diagnostic License, AVEO shall pay to St Vincent’s:
(i)	royalties on Net Sales of Licensed Diagnostic Products by or on behalf of AVEO or its Affiliates in accordance with clauses 5.4(c) and 5.4(d); and
(ii)	[**]% of all Diagnostic License Commercialisation Income.
(b)

For clarity, AVEO shall not be required to pay royalty payments to St Vincent’s under clause 5.4(a)(i) on Net Sales of Licensed Diagnostic Products by any Sub-licensee under the Diagnostic License, it being understood and agreed that AVEO’s payment of Diagnostic License Commercialisation Income shall be in lieu of such royalties.

(c)	While the total Net Sales of Licensed Diagnostic Products in the Territory during the then current calendar year is less than USD[**], AVEO shall pay to St Vincent’s:
(i)	a royalty of [**]% of Net Sales by or on behalf of AVEO or its Affiliates of all Licensed Diagnostic Products which are not Reduced Royalty Products; and
(ii)	a royalty of [**]% of Net Sales by or on behalf of AVEO or its Affiliates of all Licensed Diagnostic Products which are Reduced Royalty Products.
(d)	On and after the date on which total Net Sales of Licensed Diagnostic Products in the Territory during the then current calendar year exceed USD[**], AVEO shall pay to St Vincent’s:
(i)	a royalty of [**]% of Net Sales by or on behalf of AVEO or its Affiliates of all Licensed Diagnostic Products which are not Reduced Royalty Products; and
(ii)	a royalty of [**]% of Net Sales by or on behalf of AVEO or its Affiliates of all Licensed Diagnostic Products which are Reduced Royalty Products.

For example, if Net Sales of Licensed Diagnostic Products during a calendar year are USD[**], none of which were Net Sales of Reduced Royalty Products, then the total royalty payable under this clause 5.4 for such calendar year, subject to clause 5.6, would be calculated as follows: [**].

5.5	Duration of royalty obligations
(a)	AVEO’s obligation to pay royalties under clauses 5.3 and 5.4 shall, on a country-by-country and Licensed Product-by-Licensed Product basis, run until the later of:
(i)	the date of expiry, lapse, withdrawal or revocation of the last Valid Claim in the Licensed Patent Rights which Covers the Exploitation of the Licensed Product in such country; or
(ii)	10 years from First Commercial Sale of such Licensed Product in such country.
(b)

If the last Valid Claim in the Licensed Patent Rights which would Cover a Licensed Product in a particular country expires, lapses, is withdrawn or revoked before the date which is 10 years from First Commercial Sale of the Licensed Product in such country, then it shall become a Reduced Royalty Product and, subject to clause 5.5(a), the royalties payable on Net Sales of such Licensed Product are reduced in accordance with the applicable subclause (ii) in clause 5.3 or 5.4 (as applicable).

(c)

Upon expiry of all AVEO’s obligations under this clause 5 to pay license fees, Milestone Fees, royalties and Diagnostic License Commercialisation Income, AVEO shall have fully paid up, perpetual, irrevocable licenses for all remaining Licensed Know How in existence post expiry of the Licensed Patent Rights.

5.6	Royalty reduction for MIC-1 competition

If:

(a)

a product which contains or includes a MIC-1 antagonist other than a Licensed Therapeutic Product (a “MIC-1 Competitor”) is granted a general marketing Authorisation by a Government Agency in the Therapeutic Field in a country in the Territory in which the Licensed Therapeutic Product’s Exploitation is not Covered by a Valid Claim in the Licensed Patent Rights, and the MIC-1 Competitor is commercially launched and sold by any Person other than AVEO, its Affiliates or Sub-licensees in that country for use in the Therapeutic Field; and

(b)	AVEO can demonstrate by reference to IMS supported or similar independent data that either:
(i)	the total value of sales by AVEO, its Affiliates or Sub-licensees of Licensed Therapeutic Products in such country have decreased by more than [**]% following the launch of such MIC-1 Competitor; or

(ii)	the sales of such MIC-1 Competitor in such country has achieved a [**]% market share, either by volume or value, whichever is first to occur,

then as from the first month where either of the criteria in paragraph (b)(i) or (ii) has occurred, the royalty payable by AVEO on Net Sales of that Licensed Therapeutic Product in that county under clause 5.3 shall be reduced by [**]% for as long as the sales of the MIC-1 Competitor continue to have either of the effects referred to in paragraphs (b)(i) and (ii).

5.7	Payment of royalties and Diagnostic License Commercialisation Income
(a)	AVEO shall pay to St Vincent’s all royalties payable under clauses 5.3 and 5.4 Quarterly in arrears, in accordance with paragraph (b).
(b)

Within [**] days after the end of each Quarter following the First Commercial Sale, AVEO shall provide to St Vincent’s a sales and royalty report referred to in clause 6.2.  St Vincent’s will submit an invoice to AVEO with respect to the royalty amount due to St Vincent’s.  AVEO shall pay such royalty amount within 30 days after receipt of the invoice.

(c)

AVEO shall notify St Vincent’s in writing of the receipt of any Diagnostic License Commercialisation Income within [**] days after its receipt, together with payment to St Vincent’s of the amount calculated under clause 5.4(a)(ii).

5.8	Sub-licensing milestone fee

AVEO shall pay to St Vincent’s a one-time Sub-license milestone fee of USD1,500,000 within twenty-one (21) days after the Amendment Effective Date.

5.9	How payments shall be made

All payments to be made under or in connection with this Agreement shall be made in USD by delivering an unendorsed bank cheque to the other party at the place, or by direct transfer of funds to the credit of an account nominated by the other party at least [**] days in advance, and (to the extent permitted by Law) free and clear of, and without deduction or withholding for or on account of any Taxes, except as provided in clause 5.10.

5.10	Deductions and withholdings

If at any time an applicable Law obliges AVEO to make a deduction or withholding in respect of any Tax from any payment by AVEO to St Vincent’s under this Agreement, AVEO shall:

(a)	notify St Vincent’s of the obligation promptly after AVEO becomes aware of it;
(b)	ensure that the deduction or withholding does not exceed the minimum amount required by Law; and

(c)	pay to the relevant Government Agency on time the full amount of the deduction or withholding and promptly deliver to St Vincent’s a copy of any receipt, certificate or other proof of payment.
5.11	Interest on overdue amounts
(a)

AVEO shall pay interest on each amount that is not paid when due, from (and including) the day on which it falls due to (but excluding) the day on which it is paid in full, at the rate calculated in accordance with paragraph (b).  This interest shall be paid on demand.

(b)	Interest on an unpaid amount accrues each day at a rate equal to [**].
(c)	This clause 5.11 does not affect a party’s obligation to pay each amount under this Agreement when it is due.
5.12	Currency conversion
(a)

For the purposes of clause 5.9, when conversion of payments from any currency other than USD is required to be undertaken by AVEO or its Sub-licensees, then subject to paragraph (b), the USD equivalent shall be calculated using the then-current standard exchange rate methodology as applied by AVEO or its Sub-licensee (as the case may be) in its external reporting in accordance with its Accounting Standards.

(b)

If there is no standard exchange rate methodology applied by AVEO or its Sub-licensee (as the case may be) in its external reporting in accordance with its Accounting Standards, then any amount in a currency other than USD shall be converted to USD using the exchange rate between those two currencies most recently quoted in the Wall Street Journal in New York:

(i)	as to Net Sales, as of the last Business Day of the Quarter in which the Net Sales were made; and
(ii)	as to Diagnostic License Commercialisation Income, on the Business Day on which the payment was received by or on behalf of AVEO or its Affiliate, as applicable.
6.	REPORTS, RECORDS AND ACCOUNTING
6.1	Books and records

AVEO shall, and shall ensure its Affiliates and Sub-licensees, make, keep and maintain separate and complete records and books of account relating to:

(a)	research and development of Licensed Products (including the achievement of all Milestones), for [**] years after the end of the calendar year to which they relate;
(b)	marketing, advertising and promotion of Licensed Products, for [**] years after the end of the calendar year to which they relate;

(c)

commercial Exploitation of Licensed Products, including the sales of Licensed Products sold, supplied or otherwise disposed of by AVEO, its Affiliates and Sub-licensees of AVEO and its Affiliates, and the deductions made in the calculation of Net Sales, for [**] years after the end of the calendar year to which they relate; and

(d)

any assignment or Sub-licensing of AVEO’s rights under this Agreement, including amounts received by or on behalf of AVEO or its Affiliates from any Person in consideration of, as a result of, or in connection with, any assignment, Sub-licensing or other dealing with the Diagnostic License, for [**] years after the end of the calendar year to which they relate, in accordance with generally accepted accounting principles consistently applied (such as IFRS or US GAAP), which shall contain clear particulars sufficient to enable the calculation of all amounts payable to St Vincent’s under clause 5.

6.2	Quarterly statements – following First Commercial Sale

After the date of the First Commercial Sale of a Licensed Product in any country in the Territory, AVEO shall prepare statements for each Quarter showing:

(a)

all Net Sales of each Licensed Product sold, supplied or otherwise disposed of on a country-by-country basis during the reporting period by AVEO, its Affiliates and Sub-licensees (and, to the extent such information is or becomes available to AVEO, the gross sales of each Licensed Product sold, supplied or otherwise disposed of on a country-by-country basis during the reporting period by AVEO, its Affiliates and Sub-licensees, and the deductions made in the calculation of Net Sales), except that:

(i)

in the case of Licensed Diagnostic Products sold, supplied or otherwise disposed of by Sub-licensees, AVEO shall provide such statements or information in relation to such Licensed Diagnostic Products as is available to AVEO or its Affiliates; and

(ii)	such statements need not include Licensed Products with respect to which no royalties are payable due to the application of clause 5.5(a);
(b)	details of all Diagnostic License Commercialisation Income received by or on behalf of AVEO and its Affiliates in the period to which the statement relates; and
(c)	the royalties payable, in USD, which will have accrued under this Agreement with respect to such Net Sales,

and shall submit those statements to St Vincent’s within [**] days after the end of each Quarter to which they relate.

6.3	Certification
(a)	St Vincent’s may give notice to AVEO at any time (but no more than [**]) that it wishes to have any statement submitted by AVEO under clause 6.2 or the amount of any payment(s) made by AVEO audited and certified by one of PricewaterhouseCoopers, Deloitte Touche Tohmatsu, Ernst & Young, KPMG, or an alternative independent accountant reasonably acceptable to AVEO, in either case which is not St Vincent’s own regular accountant or auditor (the “Accountant”) at St Vincent’s cost.

(b)

Before inspecting any accounts and records, the Accountant shall provide a written undertaking to AVEO to maintain AVEO’s Confidential Information as confidential on terms substantially the same as those in clause 9.

(c)

St Vincent’s shall provide to AVEO a copy of its instructions to the Accountant within 7 days of having provided those instructions to the Accountant.  AVEO may provide to the Accountant within [**] days thereafter any additional information it wishes to give the Accountant (with a copy to St Vincent’s).

(d)	In order that a statement or payment may be certified under paragraph (a), AVEO shall, and shall ensure its Affiliates, within [**] days after receipt of a notice by St Vincent’s under clause 6.3(a):
(i)	grant the Accountant access to all relevant records and books of account during normal business hours to permit the Accountant to inspect them; and
(ii)	permit the Accountant to make such copies of the records and books of account as he or she reasonably requires for the purpose of inspection and certification; and
(iii)

give the Accountant such assistance as he or she reasonably requires, including by providing access to facilities, hardware, software and documents, to enable the Accountant to verify and independently calculate any amount payable or allegedly payable to St Vincent’s under this Agreement.

(e)

As soon as is reasonably practicable upon completion of the inspection, St Vincent’s shall cause the Accountant to certify the results of the inspection or verification and provide a copy of the certification to both parties (a “Certification”).

6.4	Adjustments
(a)	In the absence of manifest error a Certification is final and binding on the parties.
(b)

If a Certification reveals that St Vincent’s has not been paid any amount payable to it under this Agreement, then within [**] days after receiving the Certification, AVEO shall pay to St Vincent’s the amount of any underpayment, and clause 5.11 applies.

(c)	If a Certification reveals that St Vincent’s was underpaid by: (i) [**]% or more of an amount payable to St Vincent’s under this Agreement or of the aggregate royalty payable to St Vincent’s on Net Sales in any Quarter; or (ii) [**]% of the aggregate royalty payable to St Vincent’s on Net Sales in any calendar year, then within [**] days after receiving the Certification, AVEO shall also reimburse St Vincent’s all reasonable costs and expenses of the inspection and certification.

(d)

If a Certification reveals that St Vincent’s was paid more than the amount payable under this Agreement, then within [**] days after receiving the Certification, St Vincent’s shall refund AVEO the amount of the overpayment, less all reasonable costs and expenses of the inspection and certification in the course of which the overpayment was discovered.

7.	PROSECUTION AND MAINTENANCE OF PATENT RIGHTS
7.1	Prosecution and maintenance of Licensed Patent Rights

Subject to this clause 7, St Vincent’s is and shall remain solely responsible for patent management, filing, prosecution and maintenance in the Territory of all Licensed Patent Rights.

7.2	Obligations to AVEO

St Vincent’s shall:

(a)	use diligent efforts to conduct patent management, filing, prosecution and maintenance of the Licensed Patent Rights to the extent permitted by applicable Law;
(b)	keep AVEO reasonably informed of all material developments in the filing, prosecution and maintenance of the Licensed Patent Rights; and
(c)

have reasonable regard to any comments or suggestions by AVEO in relation to filing and prosecution strategies for the Licensed Patent Rights so far as they relate to the Therapeutic Field or the Diagnostic Field.

7.3	Assistance by AVEO

AVEO shall, and shall ensure that its Affiliates and Sub-licensees, promptly provide to St Vincent’s all information and documents (including any statements, oaths or statutory declarations) which St Vincent’s may reasonably request in order for St Vincent’s to make any application for extension of the term of any Licensed Patent Rights (including patent term restoration and supplementary protection certificates).

7.4	Reimbursement by AVEO
(a)	Subject to clause 7.4(b), AVEO shall reimburse St Vincent’s for all reasonable costs and expenses incurred by St Vincent’s:
(i)	before the Effective Date in patent management, filing, prosecuting and maintaining the division of European Patent Application No. [**] at AVEO’s request, in the amount set forth in Schedule 5;

(ii)	after the Effective Date in patent management, filing, prosecuting and maintaining the Licensed Patent Rights,

within [**] days after presentation by St Vincent’s of invoices for those amounts, together with copies of Third Party invoices, receipts and other documents evidencing those costs.

(b)

AVEO’s obligation to reimburse St Vincent’s its reasonable costs and expenses incurred in patent management, filing, prosecuting and maintaining the Licensed Patent Rights under which any Third Party is licensed to commercially Exploit any product or process will be reduced [**].

(c)

If St Vincent’s enters into any commercial agreement after the Effective Date under which it grants to any Third Party a license under any Licensed Patent Rights to commercially Exploit any product or process, then St Vincent’s shall promptly notify AVEO in writing, which writing shall update the number of grants under all other such commercial agreements then in effect.

7.5	Prosecution and maintenance of Patent Rights for Improvements
(a)

AVEO shall have the sole right, but not the obligation, for filing, prosecuting and maintaining any Patent Rights in the Territory in or in relation to any AVEO Improvements, and subject to clause 7.6, AVEO may do so in its sole discretion.

(b)

Subject to any license agreement the parties may enter into under clause 4.2(b), St Vincent’s is and shall remain solely responsible for filing, prosecuting and maintaining any Patent Rights in the Territory in or in relation to any St Vincent’s Improvements, and may do so in its sole discretion.

7.6	Term extensions in Single Patent Countries
(a)

If AVEO wishes to make any application for extension of the term (including seeking any supplementary protection certificate) of any Patent Rights of AVEO or its Affiliates which Cover Licensed Therapeutic Products (or based on marketing approval of any Licensed Therapeutic Product) in any country in which the term of only one patent may be extended based on the marketing approval of a product (a “Single Patent Country”), then AVEO shall notify St Vincent’s in writing at least [**] days before making the application, identifying the Patent Rights which AVEO intends to apply to extend.

(b)

If within [**] days of a notice under clause 7.6(a) St Vincent’s notifies AVEO in writing of any Licensed Patent Rights eligible for extension which St Vincent’s would prefer to have extended (an “SVH Alternative Patent”), then:

(i)	AVEO in its discretion may select the Patent Rights it wishes to apply to extend and make the application for term extension; and
(ii)	if AVEO makes an application for extension of any Patent Rights of AVEO and not the SVH Alternative Patent, then royalties shall continue to be payable to St Vincent’s under clause 5.3 in the Single Patent Country on Net Sales of the Licensed Therapeutic Product after the expiry of the SVH Alternative Patent, and the Licensed Therapeutic Product shall not become a Reduced Royalty Product (but the applicable royalty rates in clauses 5.3(b)(i), 5.3(c)(i) and 5.3(d)(i) on Net Sales of such Licensed Therapeutic Product in such Single Patent Country shall each reduce by [**]%), for the period for which the term of the SVH Alternative Patent would otherwise have been extended.

7.7	Common interest

The parties acknowledge that the exchange of information and documents between them in the course of the prosecution and maintenance of Patent Rights under this clause 7 is pursuant to the common interest of the parties in obtaining advice about the validity and enforceability of the relevant Patent Rights, and obtaining, maintaining and potentially enforcing the relevant Patent Rights.

8.	INTELLECTUAL PROPERTY RIGHTS AND INFRINGEMENT CLAIMS
8.1	Acknowledgments
(a)

AVEO acknowledges that St Vincent’s remains the legal and beneficial owner of the Licensed IP and nothing in this Agreement effects an assignment or transfer to AVEO of any right, title or interest in the Licensed IP.

(b)	AVEO shall not represent that it has any right, title or interest in the Licensed IP other than the rights expressly granted to it under this Agreement.
8.2	Notification

Each party shall notify the other party immediately upon becoming aware of:

(a)	any actual or apparent infringement or misappropriation by any Third Party of the Licensed IP in the Therapeutic Field;
(b)	any Claim by any Third Party to the effect that any Licensed IP is invalid or unenforceable; or
(c)	any Claim by any Third Party that the activities of a party under this Agreement infringe the Intellectual Property Rights of any Person.
8.3	Infringement Claims by AVEO
(a)	Subject to clauses 8.3(b), 8.3(c) and clause 8.5:
(i)

in its discretion and at its cost, AVEO may make or commence an Infringement Claim to enforce the Licensed IP against any Person for infringement or misappropriation of the Licensed IP in the Therapeutic Field; and

(ii)	in the event it does so, AVEO shall have the sole right to conduct and control the Infringement Claim, including the right to settle it.

(b)	If AVEO makes or commences an Infringement Claim, AVEO shall:
(i)	keep St Vincent’s reasonably informed of the progress of the Infringement Claim and all material developments in and in relation to it;
(ii)	consult in good faith with St Vincent’s in making decisions which are material to the conduct or resolution of the Infringement Claim;
(iii)	have reasonable regard to any comments or suggestions by St Vincent’s in the conduct or resolution of the Infringement Claim; and
(iv)	indemnify and keep indemnified St Vincent’s against any reasonable costs incurred by St Vincent’s as a result of providing requested assistance to AVEO in relation to the Infringement Claim.
(c)	AVEO shall not:
(i)

make any admission in or in relation to any Infringement Claim which is adverse to St Vincent’s interest in any Licensed IP, including the validity, enforceability or registration of the Licensed IP; or

(ii)

make any offer of settlement or compromise of any Infringement Claim or agree to settle or compromise any Infringement Claim on terms which involve any admission adverse to, or which compromise or jeopardise the validity, enforceability or registration of any Licensed IP, in each case, without the prior written consent of St Vincent’s.

(d)

If AVEO makes or commences an Infringement Claim, then subject to clause 8.3(b), St Vincent’s shall, at AVEO’s cost, provide to AVEO all reasonable assistance and execute any documents AVEO reasonably requests, in relation to the Infringement Claim.

8.4	Joinder and participation of St Vincent’s

If it is necessary that St Vincent’s be a party to any Infringement Claim commenced by AVEO, then:

(a)	St Vincent’s shall join the Infringement Claim as a plaintiff; and
(b)	St Vincent’s hereby waives any objection to being a party to the Infringement Claim, including any objection as to jurisdiction or venue.
8.5	Infringement Claims by St Vincent’s
(a)

If AVEO fails to make or prosecute an Infringement Claim in any country in the Territory within [**] days after receipt of a notice by St Vincent’s requesting that it do so, then, subject to clauses 8.5(b) and 8.5(c):

(i)	St Vincent’s may in its discretion and at its cost make or prosecute the Infringement Claim itself; and

(ii)	in the event it does so, St Vincent’s shall have the sole right to conduct and control the Infringement Claim, including the right to settle it on such terms as it thinks fit.
(b)

Before St Vincent’s makes or prosecutes an Infringement Claim referred to in paragraph (a), St Vincent’s shall confer with AVEO and give reasonable consideration to AVEO’s reasons for not making or prosecuting the Infringement Claim.

(c)	If St Vincent’s makes or commences an Infringement Claim, St Vincent’s shall:
(i)	keep AVEO reasonably informed of the progress of the Infringement Claim and all material developments in and in relation to it;
(ii)	consult in good faith with AVEO in making decisions which are material to the conduct or resolution of the Infringement Claim so far as they relate to the Therapeutic Field; and
(iii)	have reasonable regard to any comments or suggestions by AVEO in the conduct or resolution of the Infringement Claim so far as they relate to the Therapeutic Field.
(d)

If St Vincent’s makes or commences an Infringement Claim, AVEO shall provide to St Vincent’s at AVEO’s cost all reasonable assistance, and execute any documents St Vincent’s reasonably requests, in relation to the Infringement Claim.

8.6	Joinder and participation of AVEO

If it is necessary that AVEO be a party to any Infringement Claim commenced by St Vincent’s, then:

(a)	AVEO shall join the Infringement Claim as a plaintiff; and
(b)	AVEO hereby waives any objection to being a party to the Infringement Claim, including any objection as to jurisdiction or venue.
8.7	Damages and settlement amounts
(a)

If damages, an account of profits or any other amount is awarded to any party in any Infringement Claim referred to in clause 8.3(b), or any amount is received by any party by way of settlement or compromise of an Infringement Claim referred to in clause 8.3(b), then:

(i)	the parties shall first apply the amount by way of reimbursement of all unreimbursed legal costs of AVEO and St Vincent’s (on a pro-rata basis if the amount is insufficient); and
(ii)	the parties shall allocate any remaining amount between the parties so that St Vincent’s is paid or retains [**]% of the net amount and AVEO is paid or retains [**]% of the net amount.

(b)

If damages, an account of profits or any other amount is awarded to any party in any Infringement Claim referred to in clause 8.5, or any amount is received by any party by way of settlement or compromise of an Infringement Claim referred to in clause 8.5, then:

(i)	the parties shall first apply the amount by way of reimbursement of all unreimbursed legal costs of AVEO and St Vincent’s (on a pro-rata basis if the amount is insufficient); and
(ii)	the parties shall allocate any remaining amount so that St Vincent’s is paid or retains [**]% of the net amount.
8.8	Common interest

The parties acknowledge that the exchange of information and documents between them in the course of the making, conduct or resolution of any Infringement Claim under this clause 8 is pursuant to the common interest of the parties in obtaining advice about the Infringement Claim, the facts giving rise to it or the validity and enforceability of the Licensed Patent Rights, or in anticipation of legal proceedings.

9.	CONFIDENTIAL INFORMATION
9.1	Confidentiality

Subject to clause 9.3, each party shall:

(a)	keep and maintain all Confidential Information of the other party strictly confidential;
(b)	use Confidential Information of the other party only for the purposes for which it is disclosed; and
(c)	not disclose Confidential Information of the other party other than to its or its Affiliates’:
(i)	officers, directors or employees requiring the Confidential Information for the purposes of this Agreement; or
(ii)

legal and professional advisers, auditors or other consultants, authorised sub-contractors or Sub-licensees requiring the Confidential Information for the purposes of this Agreement upon those entities first undertaking in writing (or having a professional obligation) to keep that Confidential Information confidential on terms substantially the same as those in this clause 9.

9.2	Security

For the purposes of clause 9.1, each party shall establish and maintain reasonable security measures no less than the measures maintained for its own Confidential Information, to safeguard the Confidential Information of the other party from unauthorised use or access and shall notify the Disclosing Party immediately upon becoming aware of any suspected or actual unauthorised use or disclosure of the Disclosing Party’s Confidential Information.

9.3	Permitted disclosures

Notwithstanding clauses 9.1 and 9.2, each party shall be permitted to disclose the Disclosing Party’s Confidential Information to the extent that:

(a)

a party is required by applicable Law to disclose any of the Disclosing Party’s Confidential Information, provided such party promptly gives notice to the Disclosing Party of that requirement and discloses only that portion of such Confidential Information which it is legally required to disclose;

(b)

disclosure is reasonably necessary under applicable Law to obtain any Authorisation contemplated by this Agreement, including any Authorisation AVEO may be required to obtain to fulfil its obligations under clause 3, provided such party promptly gives notice to the Disclosing Party and discloses only that portion of such Confidential Information which is reasonably necessary to disclose;

(c)

disclosure is reasonably necessary in prosecuting or defending Claims, provided that such party takes all reasonable measures, including seeking protective orders, to minimize unnecessary disclosure of such Confidential Information;

(d)

disclosure is reasonably necessary to (i) prospective and actual licensees, Sub-licensees, distributors, acquirors, bankers, lenders or investors, and (ii) others in order to (and solely to the extent required to) exercise such party’s rights or fulfil its obligations under this Agreement (including commercialization or Sub-licensing of Licensed Patent Rights, Licensed Know How or Licensed Products) on a need to know basis, each of whom in (i) and (ii) prior to disclosure must be bound by similar obligations of confidentiality and non-use on terms substantially the same as those in this clause 9 that are of reasonable duration in view of the circumstances of the disclosure; and

(e)	to the extent mutually agreed to in writing by the parties.
9.4	Publicly available

No piece or body of Confidential Information shall be regarded as publicly available merely because it contains some information which is publicly available or is embraced by a more general disclosure which is publicly available.

9.5	Agreed press releases and announcements
(a)

Neither party shall make or publish any press release or other public announcement of or concerning the existence or terms of this Agreement, other than the press release attached hereto as Schedule 7, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed.

(b)	If either party wishes to make or publish any press release or other public announcement referred to in paragraph (a), then:
(i)

it shall provide to the other party a draft of the proposed publication as soon as is reasonably practicable (and in any event no later than [**] Business Days) before the proposed release or publication date (unless such press release or other public announcement must be released or published in a shorter time frame to comply with any applicable Laws or requirements of any Government Agency);

(i)

subject to any applicable Laws and the requirements of any Government Agency, the party shall make any amendments to the proposed publication which the other party reasonably requests before the proposed release or publication date;

(ii)	Either party shall be entitled to redact from any press release or other public announcement that the other party proposes to make any financial information relating to this Agreement; and
(iii)	Either party shall be entitled to include in any press release or other public announcement that it proposes to make a description of the scope of the license granted to AVEO under this Agreement.
(c)

Notwithstanding clauses 9.5(a) and 9.5(b), a party that is legally required to file a copy of this Agreement with a Government Agency (including the SEC or its counterpart in any country other than the United States) in connection with any public offering of such party’s securities or regular reporting obligations as a public company, shall be permitted to do so, provided that such party shall attempt to obtain confidential treatment of all Confidential Information of the other party  for which such treatment is reasonably available in accordance with applicable Laws and requirements of the relevant Government Agency.  To that end, the filing party shall, at least [**] days in advance of any such filing, provide the other party with a draft set of redactions to this Agreement for which confidential treatment will be sought, incorporate the other party’s comments as to additional terms it would like to see redacted, and seek confidential treatment for such additional terms (except only in the limited circumstances where confidential treatment is manifestly unavailable).

10.	PUBLICATIONS
10.1	Acknowledgements

St Vincent’s acknowledges AVEO’s interest in obtaining valid Patent Rights and in protecting the confidentiality of its Confidential Information.  AVEO in turn acknowledges St Vincent’s interest in obtaining valid Patent Rights, protecting the confidentiality of its Confidential Information and publishing the results of its research to obtain recognition within the scientific community and to advance the state of scientific knowledge.  Accordingly, AVEO must consider in good faith any request by St Vincent’s to publish any of the results of St Vincent’s research in accordance with this clause 10.

10.2	Notification of Proposed Publications

If St Vincent’s wishes to submit for publication, publish, present or otherwise make available to any Third Party any information referring or relating to the Licensed Know How in the Therapeutic Field (a “Proposed Publication”), St Vincent’s shall give written notice to AVEO including:

(a)	a copy of a draft of the Proposed Publication, together with any visual aids; and
(b)	the circumstances of the presentation or publication of the Proposed Publication, including the proposed date.
10.3	Review of Proposed Publications

On receipt of a notice under clause 10.2, AVEO must:

(a)	within [**] days in the case of abstracts, oral presentations and poster presentations; or
(b)	within [**] days in the case of publications in peer reviewed journals:
(i)

review the Proposed Publication and determine whether any step should be taken to protect any Intellectual Property Rights or Confidential Information of AVEO before the Proposed Publication is published or presented, including seeking advice from a patent attorney, filing any patent application or amendment of the Proposed Publication; and

(ii)

notify St Vincent’s of any step AVEO considers should be taken to protect any Intellectual Property Rights or Confidential Information of AVEO before the Proposed Publication is published or presented.

10.4	Consequences

If AVEO notifies St Vincent’s under clause 10.3 of its view that any step should be taken, then:

(a)

St Vincent’s shall not submit for publication, publish, present or otherwise make available to any Third Party the Proposed Publication in the form provided to AVEO until the earlier of [**] days after receipt of AVEO’s notice or the date on which all such steps are taken; and

(b)	AVEO shall use its best endeavours to take all such steps promptly and shall notify St Vincent’s promptly upon such steps being taken.

11.	REPRESENTATIONS AND WARRANTIES
11.1	Representations and warranties by each party

On the Effective Date each party represents and warrants to the other party that:

(a)	(status) it is a company incorporated and validly existing under the Laws of its jurisdiction;
(b)	(power) it has full legal capacity and power to:
(i)	own its property and to carry on its business; and
(ii)	enter into this Agreement and to carry out the transactions that this Agreement contemplates;
(c)

(corporate authority) it has taken all corporate action that is necessary or desirable to authorise its entry into this Agreement and its carrying out the transactions that this Agreement contemplates;

(d)	(Authorisations) it holds each Authorisation that is necessary or desirable to:
(i)	enable it to properly execute this Agreement and to carry out the transactions that this Agreement contemplates;
(ii)	ensure that this Agreement is legal, valid, binding and admissible in evidence; or
(iii)	enable it to properly carry on its business,

and it is complying with any conditions to which any of these Authorisations is subject;

(e)

(documents effective) this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and Laws affecting creditors’ rights generally); and

(f)

(no litigation) no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending, or to the best of its actual knowledge, threatened which, if adversely decided, could have a material adverse effect on its ability to fulfil its obligations under this Agreement; and

(g)	(no contravention) neither its execution of this Agreement nor the carrying out by it of the transactions that this Agreement contemplates, does or will:
(i)	contravene any Law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;
(ii)	contravene any Authorisation;

(iii)	contravene any agreement binding on it or any of its property; or
(iv)	contravene its constitution.
11.2	Representations and warranties by St Vincent’s

On the Effective Date St Vincent’s represents and warrants to AVEO that:

(a)

(ownership) St Vincent’s is the legal owner of the Licensed Patent Rights (or co-owner with the Garvan Institute of Medical Research (“Garvan”) with respect to the Licensed Patent Rights listed in Schedule 1 as co-owned by Garvan), including the patents and patent applications set out in Schedule 1, and has the right to grant the full scope of the licenses it grants to AVEO hereunder;

(b)

(no dealings) St Vincent’s has not transferred, assigned or granted to any Person any right, title or interest in the Licensed IP in the Therapeutic Field or the Diagnostic Field which is inconsistent with the rights granted to AVEO in clause 2.1, 2.2 or 2.3, other than: (i) the rights of inventors to receive a share of licensing income under St Vincent’s intellectual property policies; and (ii) the rights of Garvan under the Inter-Institutional Agreement between St Vincent’s and Garvan dated 2 May 2011, as amended on 25 June 2012;

(c)

(filing, prosecution and maintenance) it has filed, prosecuted and maintained the patent applications listed in Schedule 1, and as at the Effective Date all filing, prosecution and maintenance fees which have become due for payment have been paid;

(d)

(disclosure) it has disclosed to AVEO all IPR owned by St Vincent’s that, to the best of its knowledge, is necessary to Exploit products and practice processes in the Therapeutic Field or in the Diagnostic Field, for cachexia, decreased appetite or body weight;

(e)

(duty of candor) to the best of its knowledge, it has not done or omitted to do anything in its dealings with the US Patent and Trademark Office in the filing and prosecution of the US Patent Rights in the Licensed Patent Rights which is a breach of the duty of candor required by applicable United States Law;

(f)

(no Claims) it has not received any written Claim to the effect that any other Person has any legal or beneficial interest in the Licensed IP, and to the best of its knowledge there are no facts or circumstances likely to give rise to any such Claim;

(g)

(oppositions etc.) none of the patents or patent applications listed in Schedule 1 is subject to a pending interference action, opposition action, re-examination proceeding, litigation or other similar action by a Third Party challenging such patents or patent applications, other than actions by patent authorities in connection with the prosecution of patent applications;

(h)	(St Vincent’s Research Tools) Schedule 3 is a complete list of all MIC-1 antagonists, reagents and antibodies owned by St Vincent’s that, to the best of the knowledge of [**], (i) were developed in the laboratory of [**] under his supervision before 1 March 2011, (ii) are directly related to the Therapeutic Field or the Diagnostic Field, and (iii) are necessary or useful to AVEO to research and develop Licensed Therapeutic Products in the Therapeutic Field and Licensed Diagnostic Products in the Diagnostic Field in the Territory, on the terms and conditions of this Agreement; and

(i)

(Patent costs apportionment) St Vincent’s has disclosed to AVEO in writing the Licensed Patent Rights that are licensed to a Third Party to commercially Exploit any product or process as of the Effective Date and the number of such licenses.

11.3	Knowledge of St Vincent’s
(a)

In clause 11.2(d), the reference to “to the best of the knowledge” of St Vincent’s means to the best of the actual knowledge or belief of: (i) [**]; and (ii) [**] in his capacity as an employee of Australian patent attorneys involved in patent management, filing and prosecution, and maintenance of Licensed Patent Rights.

(b)

In clause 11.2(e), the reference to “to the best of the knowledge” of St Vincent’s means to the best of the actual knowledge or belief of: (i) [**]; (ii) [**] in his capacity as Australian patent attorney involved in patent management, filing and prosecution, and maintenance of Licensed Patent Rights; (iii) [**] in his capacity as an employee of Australian patent attorneys involved in patent management, filing and prosecution, and maintenance of Licensed Patent Rights; and (iv) [**] in his capacity as US patent counsel involved in patent management, filing and prosecution, and maintenance of the US Patent Rights in the Licensed Patent Rights.

(c)

In clause 11.2(f), the reference to “to the best of the knowledge” of St Vincent’s means to the best of the actual knowledge or belief of: (i) [**]; and (ii) [**] in his capacity as Australian patent attorney involved in patent management, filing and prosecution, and maintenance of Licensed Patent Rights; and (iii) [**] in his capacity as an employee of Australian patent attorneys involved in patent management, filing and prosecution, and maintenance of Licensed Patent Rights.

11.4	Investigations and Licensed Patent Rights
(a)

AVEO acknowledges that it has had the opportunity to, and has, conducted such investigations as it considers appropriate in relation to the Licensed Patent Rights and the Licensed Know How in existence as at the Effective Date, and has conducted such investigations, including inquiries of St Vincent’s, as it has considered necessary.

(b)	Except as set out in clause 11.2, AVEO acknowledges that St Vincent’s makes and has made no representation, warranty, statement or promise to the effect:
(i)	that any patent will be issued or granted in respect of any Licensed IP in any country in the Territory;

(ii)	that if any patent is granted or issued in respect of any Licensed IP in any country in the Territory, such patent is or will be valid or enforceable; or
(iii)	that the Exploitation of Licensed Products in any country in the Territory does not or will not infringe the IPR of any Third Party.
11.5	Representation and warranty by AVEO

On the Effective Date AVEO represents and warrants to St Vincent’s that: (a) there are no reasonable grounds to believe that in the [**] years following the Effective Date it will not be able to pay its debts as and when they become due and payable; and (b) it does not believe that during the Term it will not be able to pay its debts as and when they become due and payable.

11.6	Exclusion of conditions and warranties

Except for the warranties expressly made in this Agreement, all conditions, warranties, undertakings or representations, express or implied, arising by statute, general law or otherwise are expressly excluded, to the extent permitted by Law.

11.7	Reliance on representations and warranties

Each party acknowledges that the other party has executed this Agreement and agreed to take part in the transactions that this Agreement contemplates in reliance on the representations and warranties that are expressly made in this Agreement.

12.	LIABILITY AND INDEMNITY
12.1	Limitation of liability
(a)

To the extent permitted by Law, the liability of St Vincent’s to AVEO under or in connection with this Agreement and the transactions this Agreement contemplates, whether in contract, tort (including negligence and breach of statutory duty) or otherwise is limited to AUD$10 million.

(b)

The limitation of St Vincent’s liability in clause 12.1(a) shall not apply to the extent that the arbitrator holds St Vincent’s liable, and awards damages to AVEO, for St Vincent’s gross negligence or fraud.

12.2	Indirect and consequential loss

Subject to clause 12.3, and to the extent permitted by Law, in no circumstances is either party liable under or in connection with this Agreement or the transactions this Agreement contemplates, whether in contract (including breach of warranty or any other obligation under or in connection with this Agreement), tort (including negligence and breach of statutory duty) or otherwise, to compensate the other party for any special, indirect, incidental, or consequential loss or damage of any nature.

12.3	Indemnity by AVEO
(a)

Subject to clause 12.3(b), AVEO shall indemnify and keep indemnified St Vincent’s, its Affiliates and its and its Affiliates’ directors, officers, employees and agents (“St Vincent’s Indemnitees”) from and against any Loss as a result of or in respect of any Claim which may be brought or commenced by a Person that is not a St Vincent’s Indemnitee as a result of or in relation to:

(i)	a breach by AVEO of any of its representations and warranties or obligations under this Agreement; and
(ii)	the Exploitation by AVEO or its Affiliates, or any Sub-licensee of AVEO or its Affiliates of Licensed Products;
(iii)	any sale, supply or other disposal by AVEO or its Affiliates, or any Sub-licensee of AVEO or its Affiliates of Licensed Products;
(iv)

any personal injury or damage to property caused or allegedly caused by the use of any Licensed Product sold, supplied or otherwise disposed of by AVEO or its Affiliates, or any Sub-licensee of AVEO or its Affiliates; or

(v)	any failure of AVEO or its Affiliates, or any Sub-licensee of AVEO or its Affiliates or any of their officers, employees, contractors or agents to comply with any applicable Law.
(b)	AVEO’s obligation to indemnify St Vincent’s Indemnitees in paragraph (a) shall be reduced if, and shall not apply to the extent that, the Loss or Claim was caused by:
(i)	the gross negligence, unlawful conduct or wilful misconduct by St Vincent’s, its Affiliates, its or its Affiliates’ directors, employees or agents; or
(ii)	a breach by St Vincent’s of any of its representations, warranties or obligations under this Agreement.
(c)	AVEO agrees that St Vincent’s holds the benefit of the indemnity in clause 12.3(a) on trust for the St Vincent’s Indemnitees and may enforce the indemnity on their behalf and for their benefit.
(d)

St Vincent’s shall provide AVEO with prompt notice of the Claim giving rise to the indemnification obligation pursuant to this clause 12.3 and subject to clause 12.3(e), allow AVEO the exclusive right to defend (with the reasonable cooperation of St Vincent’s, at AVEO’s expense) or settle such Claim.  St Vincent’s shall have the right to participate, at its own expense and with counsel of its choice, in the defence of any Claim that has been assumed hereunder by AVEO.

(e)	In conducting and controlling a Claim that has been assumed by AVEO under this clause 12.3, AVEO shall:
(i)	keep St Vincent’s reasonably informed of the progress of the Claim and all material developments in and in relation to it;
(ii)	consult in good faith with St Vincent’s in making decisions which are material to the conduct or resolution of the Claim; and
(iii)	have reasonable regard to any comments or suggestions by St Vincent’s in relation to the conduct or resolution of the Claim.
(f)

AVEO’s obligation to indemnify a St Vincent’s Indemnitee under clause 12.3(a) shall be reduced to the extent any Loss incurred by the St Vincent’s Indemnitee is increased as a result of a failure by St Vincent’s to comply with clause 12.3(d).

13.	INSURANCE
13.1	AVEO’s insurance policies

AVEO must (and shall ensure its Affiliates) take out Comprehensive General Liability insurance (including Personal & Advertising Injury and Products Liability), in relation to all Licensed Products, consistent with normal business practices of prudent companies similarly situated, to cover its obligations under this Agreement.

13.2	Name of St Vincent’s

If requested by St Vincent’s, AVEO must ensure that St Vincent’s is included on the policies referred to in clause 13.1 as a joint insured or loss payee.

13.3	Certificates of currency

At the request of St Vincent’s from time to time, AVEO shall provide to St Vincent’s a certificate of currency or other evidence demonstrating its compliance with its obligations under this clause 13.

13.4	Expiry

AVEO shall (and shall ensure its Affiliates) maintain each insurance policy referred to in clause 13.1 until the expiry date of the last Licensed Product supplied, sold or otherwise disposed of by or on behalf of AVEO, its Affiliates or Sub-licensees.

14.	FORCE MAJEURE
14.1	Notice and suspension of obligations

If a party to this Agreement is affected, or likely to be affected, by a Force Majeure Event:

(a)	that party shall immediately give the other prompt notice of that fact including:
(i)	full particulars of the Force Majeure Event;
(ii)	an estimate of its likely duration;
(iii)	the obligations affected by it and the extent of its effect on those obligations; and
(iv)	the steps taken to rectify it; and
(b)

if the Force Majeure Event is a Disruption, then the obligations under this Agreement of the party giving the notice, are suspended to the extent to which they are affected by the relevant Disruption as long as the Disruption continues; and

(c)

if the Force Majeure Event is not a Disruption, then the obligations under this Agreement of the party giving the notice, other than obligations under clause 3.3, are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.

14.2	Effort to overcome

A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible.  This does not require a party to settle any industrial dispute in any way that it considers inappropriate.

14.3	Termination

If a Force Majeure Event continues for more than 4 months, the other party may terminate this Agreement by giving at least 45 days’ notice.

15.	TERM AND TERMINATION
15.1	Term

The rights and obligations of the parties under this Agreement begin on the Effective Date, and unless this Agreement is terminated earlier in accordance with this clause 15 or otherwise, end on the later of:

(a)	the date of expiry, lapse, withdrawal or revocation of the last Licensed Patent Right in the Territory to expire, lapse or be withdrawn or revoked; or

(b)	the 10th anniversary of the First Commercial Sale of Licensed Products in the last country in the Territory in which a First Commercial Sale is made

(the “Term”).

15.2	Termination by either party

A party may terminate this Agreement:

(a)

immediately by notice to the other party in writing if the other party commits a material breach of its obligations under this Agreement (including failure to make a payment or to meet a Milestone) and fails to remedy that material breach within [**] days after receipt of notice from the other party of the material breach requesting that the material breach be remedied; or

(b)	immediately by notice to the other party in writing if an Insolvency Event occurs in relation to the other party.
15.3	Insolvency of St Vincent’s
(a)	It is the intention of the parties that:
(i)

the occurrence of an Insolvency Event in respect of St Vincent’s will not, in itself, impact AVEO’s rights under this Agreement, nor adversely impact the right of St Vincent’s (or its successors or assigns) to receive payments;

(ii)	upon the occurrence of an Insolvency Event in respect of St Vincent’s, AVEO, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections; and
(iii)

upon the occurrence of an Insolvency Event in respect of St Vincent’s, AVEO shall pay to St Vincent’s (or its successors or assigns), in accordance with the terms of this Agreement, all Milestone Fees, royalties and other payments which would have been payable to St Vincent’s pursuant to this Agreement by AVEO, but for the Insolvency Event.

(b)

The provisions of this clause 15.3 are without prejudice to any rights either party (or their respective successors or assigns) may have arising under any applicable insolvency statute or other applicable Law and are effective only to the extent permitted by applicable Law.

15.4	Termination by St Vincent’s
(a)

Subject to clause 15.4(b), St Vincent’s may terminate this Agreement on 30 days’ notice in writing if AVEO or its Affiliates or any Sub-licensee of AVEO or its Affiliates challenges or contests the validity, enforceability or registration of any Licensed Patent Rights (a “Patent Challenge”), or causes or induces any other person to make a Patent Challenge.

(b)

If the only Patent Challenge identified in a notice given by St Vincent’s under clause 15.4(a) was made, caused or induced by a Sub-licensee (and such Patent Challenge by the Sub-licensee was not itself caused or induced by AVEO), and the Sub-licensee has withdrawn such Patent Challenge before the end of the 30 day notice period, then such notice shall be deemed to have been withdrawn.

15.5	Termination by AVEO
(a)	AVEO may terminate this Agreement at any time and for any reason before the first anniversary of the Effective Date, on 60 days’ notice in writing.
(b)

Subject to clause 15.5(c), AVEO may terminate this Agreement after the first anniversary of the Effective Date upon no less than 6 months’ prior written notice to St Vincent’s in the event AVEO terminates its MIC-1 research and development programs:

(i)	as a result of failure of Licensed Therapeutic Products in pre-clinical or clinical development; or
(ii)	if AVEO forms the reasonable view that further MIC-1 research and development is not commercially viable.
(c)	Clause 15.5(b) does not apply, and the right referred to in clause 15.5(b) is not exercisable, if AVEO is in breach of any obligation under this Agreement.
15.6	Lapse, withdrawal etc. of certain Patent Rights
(a)

Subject to clause 15.6(b), AVEO may terminate this Agreement on 60 days’ notice in writing if all Patent Rights in the patent applications set forth in Schedule 4 lapse, are withdrawn, are revoked, cancelled or disclaimed, or held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, before the second anniversary of the Effective Date.

(b)	Clause 15.6(a) does not apply, and the right referred to in clause 15.6(a) is not exercisable, if:
(i)	AVEO is in material breach of any obligation under this Agreement (including a failure to make a payment); or
(ii)

AVEO or its Affiliates or any Sub-licensee of AVEO or its Affiliates has challenged or contested the validity, enforceability or registration of any Licensed Patent Rights, or has caused or induced any other person to do so.

15.7	Consequences of termination – default or election by AVEO
(a)

If this Agreement is terminated by AVEO under clause 15.5(b)(ii) before the first Milestone Fee in Part A of Schedule 2 falls due, then AVEO shall pay to St Vincent’s the first Milestone Fee in Part A of Schedule 2 on the date of termination.

(b)

If this Agreement is terminated by AVEO under clause 15.5(b)(ii) after the first Milestone Fee in Part A of Schedule 2 has fallen due but before the second Milestone Fee in Part A of Schedule 2 falls due, then AVEO shall pay to St Vincent’s the second Milestone Fee in Part A of Schedule 2 on the date of termination.

(c)	If this Agreement is terminated by AVEO under clause 15.5(b) or in its entirety by St Vincent’s under clause 15.2 or 15.4, then:
(i)

by this Agreement AVEO grants to St Vincent’s a non-exclusive, perpetual, irrevocable, free license (with the right to Sub-license and grant sub-licenses to Affiliates), under: (a) all IPR in AVEO Improvements, and (b) subject to paragraph (iii), all Know How of AVEO or its Affiliates relating to the research, reduction to practise or development of Licensed Therapeutic Products, Licensed Diagnostic Products and Licensed Processes, to:

(A)	Exploit Licensed Therapeutic Products and Licensed Diagnostic Products in the Territory; and
(B)	practice or have practiced Licensed Processes in the Therapeutic Field and the Diagnostic Field in the Territory;
(ii)	AVEO shall deliver to St Vincent’s within [**] days after the date of termination, all information comprising the AVEO Improvements and Know How referred to in paragraph (i); and
(iii)

the license in paragraph (i) does not include a license under the Know How of an Affiliate of AVEO which Controls AVEO, which Know How was created before the date on which such Affiliate became an Affiliate of AVEO.

15.8	Sub-licensees in good standing

(iii)If:

(a)	this Agreement is terminated: (i) in its entirety by St Vincent’s under clause 15.2(a); or (ii) in part by St Vincent’s under clause 15.11, for failure by AVEO to make a payment under this Agreement;
(b)

before the date on which notice of termination was given under clause 15.2(a) AVEO had granted a Sub-license which complies with clause 2.5(c) and includes provisions to substantially the same effect as those set out in Schedule 6 (an “Eligible Sub-license”) which terminates, or terminates in part, as a result of the termination referred to in paragraph (a);

(c)

the Sub-licensee under the Eligible Sub-license: (i) is not and was not in material breach of any obligation in the Sub-license agreement; and (ii) did not contribute by any act or omission to the events that led to such termination (or partial termination) and is and was otherwise in good standing under the Sub-licence agreement; and (iii) has not challenged or contested the validity, enforceability or registration of any Licensed Patent Rights, or caused or induced any other person to do so; and
(d)

within [**] days of the date of termination of this Agreement (or partial termination) the Sub-licensee: (i) notifies St Vincent’s in writing of its desire to become a direct licensee of St Vincent’s on the terms and conditions of the Eligible Sub-license; and (ii) pays to St Vincent’s all amounts which became due and payable by AVEO under this Agreement but which were unpaid as of the date of termination of this Agreement (or partial termination), then St Vincent’s shall not unreasonably withhold its consent to entering into a new license agreement with such Sub-licensee on the terms and conditions of the Eligible Sub-license, insofar as it relates to a Sub-license under the Therapeutic License or Diagnostic License, on terms that: (i) the Sub-licensee is a direct licensee of St Vincent’s under the Licensed IP rather than AVEO; (ii) all obligations owed by the Sub-licensee to AVEO under the Eligible Sub-license are owed to St Vincent’s; and (iii) the Sub-licensee indemnifies and keeps indemnified St Vincent’s, its Affiliates and its and its Affiliates’ directors, officers, employees and agents from any Claim, and against any Loss as a result of or in respect of any Claim, which may be brought or commenced by the Sub-licensee, its Affiliates or any Person claiming by or through the Sub-licensee or its Affiliates in respect of any breach by AVEO of the Eligible Sub-license or any of its representations, warranties or obligations under it.

15.9	Regulatory approvals

If this Agreement is terminated by St Vincent’s, or by AVEO under clause 15.5(b), then within [**] days after the date of termination, AVEO shall, and shall ensure that its Affiliates:

(a)	transfer to St Vincent’s or its nominee all Authorisations held by it or its Affiliates to commercially Exploit Licensed Products in any country in the Territory;
(b)

to the extent any Authorisation referred to in paragraph (a) is not transferrable or assignable under the laws of any jurisdiction, hold the benefit of the Authorisation on trust for St Vincent’s or its nominee; and

(c)

deliver to St Vincent’s or its nominee copies of all documents (in any form or media) held by AVEO or its Affiliates in relation to each Authorisation referred to in paragraph (a), including all files and dossiers held during the Term in order to comply with any applicable Laws or requirements of any Government Agency.

15.10	Return or destruction of Confidential Information
(a)	Subject to clauses 15.10(b), within [**] days after termination of this Agreement:
(i)	St Vincent’s shall return to AVEO or destroy at AVEO’s election all Confidential Information of AVEO in the possession, custody or power of St Vincent’s or any of its Affiliates, other than the information referred to in clause 15.7(c), if applicable; and
(ii)

AVEO shall return to St Vincent’s or destroy at St Vincent’s election all Confidential Information of St Vincent’s, all Licensed Know How and all St Vincent’s Research Tools in the possession, custody or power of AVEO or any of its Affiliates and Sub-licensees.

(b)	Each party may retain in its legal department a single copy of the Confidential Information of the other party the purpose of for record keeping and to fulfil the requirements of any applicable Laws.
15.11	Alternatives to termination

If St Vincent’s has a right to terminate this Agreement under clause 14.3, 15.2(a) or 15.4, then in addition to any other rights St Vincent’s may have and subject to clause 15.12, St Vincent’s may in its discretion:

(a)	terminate this Agreement as to any particular country, state or territory in the Territory;
(b)	terminate this Agreement as to a particular Licensed Product;
(c)	terminate this Agreement as to a particular Licensed Process;
(d)	terminate this Agreement as to certain parts of the Therapeutic Field or the Diagnostic Field;
(e)	terminate this Agreement as to particular Licensed IP; or
(f)	by notice in writing convert the Therapeutic License to a non-exclusive license as a whole or:
(i)	as to any particular country, state or territory in the Territory;
(ii)	as to a particular Licensed Therapeutic Product;
(iii)	as to a particular Licensed Process;
(iv)	as to certain parts of the Therapeutic Field; or
(v)	as to particular Licensed IP.
15.12	Restrictions on partial termination

If St Vincent’s exercises its rights under clause 15.11 to partially terminate rights granted under this Agreement, then it shall do so with respect to the applicable country, state or territory in the Territory, Licensed Product, Licensed Process, portion of the Therapeutic Field or Diagnostic Field, or Licensed IP in relation to which St Vincent’s right to terminate this Agreement arose.  For example, if St Vincent’s exercises its rights under clause 15.11 to partially terminate rights granted under this Agreement as a result of an uncured material breach by AVEO of its obligation to achieve the Milestone for Marketing Approval for a Licensed Diagnostic Product in Japan, St Vincent’s may do so with respect to Japan or with respect to Licensed Diagnostic Products, but not with respect to the US (and not Japan) or with respect to Licensed Therapeutic Products (and not Licensed Diagnostic Products).

15.13	Survival and accrued rights

Upon termination under this clause 15 or otherwise, this Agreement is at an end as to its future operation except for:

(a)	the enforcement of any right or Claim which arises on or has arisen before termination; and
(b)

the rights and obligations of the parties under clauses 1, 6.1, 6.3, 6.4, clauses 8.3(b), 8.3(c) and 8.7 (with respect to any Infringement Claim commenced before the date of termination), and clauses 9, 12, 13, 15, 16, 17 and 19, which survive termination in accordance with their terms; and

(c)	the rights and obligations of the parties under clause 5 and clause 6.3 with respect to:
(i)	any Milestone occurring before the date of termination;
(ii)	any Net Sales of Licensed Products before the date of termination; and
(iii)	any Diagnostic License Commercialisation Income derived from any relevant assignment, Sub-licensing or other dealing before the date of termination.
16.	DISPUTE RESOLUTION
16.1	Disputes

If a dispute arises out of or in relation to this Agreement (including any dispute as to breach or termination of this Agreement) (a “Dispute”), the Dispute must be determined in accordance with the procedure in this clause 16, and a party may not commence any court or arbitration proceedings relating to the Dispute unless it has complied with this clause 16, except that a party may seek urgent interlocutory or injunctive relief from any court having competent jurisdiction.

16.2	Notice of Dispute

A party claiming that a Dispute has arisen shall give written notice to the other party specifying the nature of the Dispute (a “Dispute Notice”).

16.3	Negotiation

Within [**] days of the receipt by a party of a Dispute Notice, St Vincent’s and AVEO shall procure that their respective Chief Executive Officers meet at least [**] (either in person, by webcast or via teleconference) to endeavour to resolve the Dispute expeditiously by negotiation.  The parties must not delegate the function of the Chief Executive Officers to any other person, and each party warrants that its Chief Executive Officer has full authority to resolve any Dispute.

16.4	Resolution of Dispute

If the parties have not resolved the Dispute within [**] days after receipt of a Dispute Notice, if requested by a party the parties shall negotiate whether to use informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by the parties.

16.5	Arbitration
(a)

If the parties have not resolved the Dispute within [**] days after receipt of a Dispute Notice (or such further period as the parties agree in writing), then the Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”), by one or more arbitrators appointed in accordance with those Rules, which Rules are deemed to be incorporated by reference into this clause 16.5.

(b)	The seat of the arbitration shall be Singapore and the language of the arbitration shall be English.
17.	NOTICES
17.1	Notices
(a)

Any notice, consent or other communication under this Agreement is only effective if it is in writing, signed and either left at the addressee’s address or sent to the addressee by mail, fax or electronic form such as email.

(b)	A notice, consent or other communication that complies with this clause is regarded as given and received:
(i)	if it is delivered, when it has been left at the addressee’s address;
(ii)	if it is sent by mail, five Business Days after it is posted; and
(iii)	if it is sent by fax or in electronic form, when the addressee actually receives it in full and in legible form.
17.2	Addresses for notices

A party’s address and fax number are those set out below, or as the party notifies the other party:

St Vincent’s
Address:	Level 4, 406 Victoria Street, Darlinghurst, NSW 2010, Australia

Fax number:	+61 2 8382 7172
Attention:	Chief Executive Officer

With a copy to:

Executive Office
Address:	Level 3 deLacy Building, St Vincent’s Hospital, Victoria Street, Darlinghurst NSW 2010, Australia
Fax number:	+61 (0)2 8382 2494
Attention:	Executive Director, St Vincent’s Public Health Services

With a copy to:

Address:	Level 8 Lowy Packer Building, St Vincent’s Hospital, 405 Liverpool Street, Darlinghurst NSW 2010, Australia
Fax number:	+61 (0)2 8382 4965
Attention:	Professor Samuel N Breit, Professor of Medicine and Director of Immunopathology and Head, Cytokine Biology and Inflammation Research Group, St Vincent’s Centre for Applied Medical Research

AVEO

AVEO Pharmaceuticals, Inc.
Address:	One Broadway, 14th Floor, Cambridge, MA 02142 USA
Fax number:	+1 617 621 1406
Attention:	Vice President, Corporate Development and Alliance Management

With a copy to:

AVEO Pharmaceuticals, Inc.
Address:	One Broadway, 14th Floor, Cambridge, MA 02142 USA
Fax number:	+1 617 699 2394
Attention:	Senior Corporate Counsel
18.	AMENDMENT AND ASSIGNMENT
18.1	Amendment

This Agreement can only be amended, supplemented, replaced or novated by another document signed by both parties.

18.2	Assignment
(a)	Subject to clause 18.2(b), a party may only assign, encumber, declare a trust over or otherwise deal with its rights under this Agreement with the prior written consent of the other party.
(b)

A party may assign its rights under this Agreement to another Person in connection with a merger or transaction under which all or substantially all of a party’s business or assets are acquired by that other Person, without the consent of the other party.

19.	GENERAL
19.1	Governing law
(a)	This Agreement is governed by the laws of New South Wales, Australia.
(b)

Each party submits to the non‑exclusive jurisdiction of the courts of the State of New South Wales, Australia, and the state and U.S. courts located in the Commonwealth of Massachusetts, USA, and any court that may hear appeals from any of those courts, for any proceedings seeking urgent interlocutory or injunctive relief in connection with this Agreement.

(c)	Each party irrevocably waives:
(i)	any objection to the venue of any proceedings seeking urgent interlocutory or injunctive relief on the ground that they have been brought in an inconvenient forum; and
(ii)	any immunity from set off, suits, proceedings and execution to which it or any of its property may now or in the future be entitled under any applicable Law.
19.2	Liability for expenses

Each party shall pay its own expenses incurred in negotiating and executing this Agreement.

19.3	Relationship of the parties

Nothing in this Agreement creates a relationship of employment, partnership or joint venture between the parties under the Laws of any applicable jurisdiction and no party may act or has the authority to act as agent of or in any way bind or commit another party to any obligation.

19.4	Giving effect to this Agreement

Each party shall take such actions and execute such documents as may be reasonably necessary to implement the provisions of this Agreement and to accomplish the purposes of this Agreement and the transactions set forth in this Agreement.

19.5	Variation of rights

The exercise of a right does not prevent any further exercise of that right or of any other right.  Neither the exercise of a right nor a delay in the exercise of a right operates as an election or variation of the terms of this Agreement.

19.6	Operation of this Agreement
(a)

Subject to paragraph (b), this Agreement contains the entire agreement between the parties about its subject matter.  Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this Agreement and has no further effect.

(b)	Any right that a Person may have under this Agreement is in addition to, and does not replace or limit, any other right that the Person may have.
(c)

Any provision of this Agreement which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this Agreement enforceable, unless this would materially change the intended effect of this Agreement.

19.7	Counterparts

This Agreement may be executed in counterparts.  Delivery of a counterpart of this Agreement by email attachment or fax constitutes an effective mode of delivery.

SCHEDULE 1

Licensed Patent Rights

Country	SVH Ref. No.	Title	Application No.	Publication No.	Patent No.	Status
[**]	[**]	[**]	[**]	[**]		[**]

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of seven pages were omitted. [**]

SCHEDULE 2

Milestones and Milestone Fees

Part A.Licensed Therapeutic Products

No	Milestone	1st Indication	Date	2nd Indication	3rd Indication
1.	[**]	[**]	[**]	[**]	[**]
2.	[**]	[**]	[**]	[**]	[**]
3.	[**]	[**]	[**]	[**]	[**]
4.	[**]	[**]	[**]	[**]	[**]
5.	[**]	[**]	[**]	[**]	[**]
6.	[**]	[**]	[**]	[**]	[**]
7.	[**]	[**]	[**]	[**]	[**]
	Total Milestone Fees	USD12,945,000		USD3,995,000	USD1,955,000

In this Schedule "initiation" means the administration of the first dose of Licensed Therapeutic Product to the first patient.

For the avoidance of doubt:

1.	no Milestone Fee shall be made for any additional indication after the 3rd indication; and
2

each Milestone Fee is payable only once for each of the first three indications to the extent set out in the above, on the first occurrence of a Milestone, regardless of the number of Licensed Therapeutic Products which meet the Milestone.

Part B.Licensed Diagnostic Products

No	Milestone	Milestone Fee
1.	[**]	[**]
2.	[**]	[**]
3.	[**]	[**]

For the avoidance of doubt, each Milestone Fee set out above is payable once for each Licensed Diagnostic Product developed by or on behalf of AVEO or its Affiliates (but not by any Sub-licensee under the Diagnostic License).

SCHEDULE 3

St Vincent's Research Tools

Reagents/Transgenic animals

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

SCHEDULE 4

Key Patent Rights

Country	Patent / Application No	Applicant/ Patentee	Title	Status
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

SCHEDULE 5

Patenting Costs for Division of European Patent Application No. [**]

AUD [**]

SCHEDULE 6

Sub-license Provisions

[X.1]Termination of Head License

(b)

AVEO shall notify the Sub-licensee promptly in writing in the event the [definition of this Agreement in the Sub-license agreement] (the "Head License Agreement"), or any part of it which relates to the license granted to the Sub-licensee under the [definition of the Therapeutic License or Diagnostic License, as the case may be, in the Sub-license agreement] terminates for any reason.

(c)

Subject to clause [X.1(d)], if the Head License Agreement terminates for any reason, then this [definition of the Sub-license agreement in the Sub-license agreement] (the "Sub-license Agreement") terminates immediately.

(d)

Subject to clause [X.1(d)], if any part of the Head License Agreement which relates to the license granted to the Sub-licensee under the [definition of the Therapeutic License or Diagnostic License, as the case may be, in the Sub-license agreement] terminates for any reason, then that part of this Sub-licence Agreement which relates to the license granted to the Sub-licensee under the [definition of the Therapeutic License or Diagnostic License, as the case may be, in the Sub-license agreement] terminates immediately.

(e)	St Vincent's has agreed with AVEO that if:
(i)

the Head License Agreement is terminated in its entirety or insofar as it relates to the license granted to the Sub-licensee under the [definition of the Therapeutic License or Diagnostic License, as the case may be, in the Sub-license agreement], by St Vincent's for failure by AVEO to make a payment under the Head License Agreement;

(ii)

the Sub-licensee: (i) is not and was not in material breach of any obligation in this Sub-license Agreement; (ii) did not contribute by any act or omission to the events that led to termination (or partial termination) of the Head Licence Agreement and is and was otherwise in good standing under this Sub-licence Agreement; and (iii) has not challenged or contested the validity, enforceability or registration of any [definition of the Licensed Patent Rights in the Sub-licence Agreement], or caused or induced any other person to do so; and

(iii)

within [**] days of the date of termination of this Sub-licence Agreement the Sub-licensee: (i) notifies St Vincent's in writing of its desire to become a direct licensee of St Vincent's on the terms and conditions of this Sub-license Agreement; and (ii) pays to St Vincent's all amounts which became due and payable by AVEO under the Head License Agreement but which were unpaid as of the date of termination (or partial termination) of the Head License Agreement, then St Vincent's shall not unreasonably withhold its consent to entering into a new license agreement with the Sub-licensee on the terms and conditions of this Sub-license Agreement, insofar as it relates to a Sub-license under the [definition of the Therapeutic License or Diagnostic License, as the case may be, in the Sub-license agreement], on terms that: (i) the Sub-licensee is a direct licensee of St Vincent's under the [definition of Licensed IP in the Sub-license agreement] rather than of AVEO; (ii) all obligations owed by the Sub-licensee to AVEO under this Sub-license Agreement are owed to St Vincent’s; and (iii) the Sub-licensee indemnifies and keeps indemnified St Vincent's, its Affiliates and its and its Affiliates' directors, officers, employees and agents from any Claim, and against any Loss as a result of or in respect of any Claim, which may be brought or commenced by the Sub-licensee, its Affiliates or any Person claiming by or through the Sub-licensee or its Affiliates in respect of any breach by AVEO of this Sub-licence Agreement or any of its representations, warranties or obligations under it.

SCHEDULE 7

Press Release

MEDIA RELEASE

EMBARGOED UNTIL, [insert] June 2012

St Vincent’s announces patent licence agreement with AVEO Pharmaceuticals, Inc.

Sydney, [insert date], 2012 - St Vincent’s Hospital Sydney today announced the signing of a global exclusive patent license agreement with AVEO Pharmaceuticals, Inc., a U.S.-based biotechnology company focussed on the development and delivery of cancer therapeutics to patients.  Under the terms of the licence, AVEO has obtained worldwide rights to develop and commercialise antibodies against Macrophage Inhibitory Cytokine (MIC-1, or GDF15) for the prevention and treatment of cancer anorexia/cachexia.  Cachexia is a serious and common, but underestimated and under-recognised, medical consequence of cancer and several other chronic illnesses.

“St Vincent’s is excited by the prospect of seeing its technology developed to treat this condition for which there is currently no highly effective therapy,” said Jonathan Anderson, CEO of St Vincent’s Hospital Sydney Limited.  “The agreement reflects St Vincent’s ongoing commitment to cutting edge cancer research and the development of new therapies.”

St Vincent’s will receive an upfront payment, payment on completion of future milestones and royalties on future sales.  Under the license agreement, AVEO will be responsible for future development and product commercialization.  St Vincent’s will continue to advance its research in the MIC-1 antibody field and has agreed to provide AVEO with a first right to access improvements.

About MIC-1

Macrophage Inhibitory Cytokine (otherwise known as Growth Differentiation Factor-15 (GDF-15)) is a member of the Transforming Growth Factor-β (TGF-β) cytokine family.  Professor Samuel Breit and co-workers at St Vincent’s Centre for Applied Medical Research have been a leading international group in studies of this important protein.

About St Vincent’s Centre for Applied Medical Research

St Vincent’s Centre for Applied Medical Research, is a research institute of St Vincent’s Hospital, Sydney, Australia’s second oldest hospital.  It forms the centre of one of the country’s largest research and biotechnology precincts on which several prominent research institutes are located.  A major public tertiary and teaching hospital, St Vincent’s has a long-standing reputation for both its research focus and treating high acuity and complex patients, attracting referrals on a state-wide and national basis.  For more information, please visit AMR’s website at http://www.amr.org.au/.

ANNEXURE 1

Form of Quarterly Development Report

Preclinical Development
In vitro	Experiments completed	- Methods - Results - Implications for future direction and plans
In vivo	Experiments completed	- Methods - Results - Implications for future direction and plans
Humanisation	Stage in humanization process
Progress on large scale production
Antibody function testing and toxicology
Clinical Development
Future studies considered
	Study design	- Participants planned - Participants recruited - Safety – reviews planned, reviews completed, results Implications for future direction and plans
Epidemiological studies of the role of MIC-1/GDF15
Milestones
Milestone achieved
Steps towards achievement of Milestones
Applications for Authorisation
Country
Status of application
Authorisations granted

EXECUTED as an agreement as of the Amendment Effective Date

Each person who executes this Agreement on behalf of a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

SIGNED for ST VINCENT'S HOSPITAL SYDNEY LIMITED, by its duly authorised officer:
/s/ Robert Beetson
Signature of officer
Robert Beetson
Name

SIGNED for AVEO Pharmaceuticals, Inc., by its duly authorised officer:
/s/ Michael P. Bailey
Signature of officer
/s/ Michael P. Bailey
Name